ACQUISITION AGREEMENT



                                 Among



             INTERNATIONAL MUREX TECHNOLOGIES CORPORATION,



                          ABBOTT LABORATORIES


                                  and


                         AAC ACQUISITION LTD.



                      dated as of March 13, 1998

                           TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----


ARTICLE I   THE OFFER......................................................-2-

      Section 1.1 The Offer................................................-2-
      Section 1.2 Company Action...........................................-3-
      Section 1.3 Boards of Directors and Committees; Section 14(f)........-5-

ARTICLE II  THE COMPLETION OF THE ACQUISITION..............................-7-

      Section 2.1 The Compulsory Acquisition...............................-7-
      Section 2.2 The Amalgamation.........................................-7-

ARTICLE III EXCHANGE OF SHARE CAPITAL......................................-8-

      Section 3.1 Exchange of Share Capital.  .............................-8-
      Section 3.2 Exchange of Certificates.................................-8-
      Section 3.3 Shareholders' Meeting...................................-10-
      Section 3.4 Dissenting Shares.......................................-11-

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................-11-

      Section 4.1 Organization and Qualification; Subsidiaries............-11-
      Section 4.2 Capitalization of the Company and Its Subsidiaries......-12-
      Section 4.3 Authority Relative to This Agreement....................-13-
      Section 4.4 Non-Contravention; Required Filings and Consents........-13-
      Section 4.5 SEC Reports.............................................-14-
      Section 4.6 Absence of Certain Changes; Derivatives.................-15-
      Section 4.7 Board Recommendation Statement; Offer Documents.........-15-
      Section 4.8 Finder's Fee; Professional Expenses.....................-15-
      Section 4.9 Absence of Litigation...................................-16-
      Section 4.10Taxes...................................................-16-
      Section 4.11Employee Benefits.......................................-17-
      Section 4.12Compliance..............................................-20-
      Section 4.13Environmental Matters...................................-20-
      Section 4.14Intellectual Property...................................-21-
      Section 4.15Significant Agreements..................................-22-
      Section 4.16Insurance...............................................-23-
      Section 4.17Properties..............................................-24-
      Section 4.18Labor Matters...........................................-24-
      Section 4.19Regulatory Matters......................................-24-

      Section 4.20Voting Requirements.....................................-26-

ARTICLE V   REPRESENTATIONS AND WARRANTIES OF
                  PARENT AND SUBSIDIARY...................................-26-

      Section 5.1 Organization............................................-26-
      Section 5.2 Authority Relative to this Agreement....................-26-
      Section 5.3 Non-Contravention; Required Filings and Consents........-26-
      Section 5.4 Offer Documents; Board Recommendation Statement;
                        Proxy Statement...................................-27-
      Section 5.5 No Prior Activities.....................................-28-
      Section 5.6 Financing...............................................-28-
      Section 5.7 No Share Ownership......................................-28-

ARTICLE VI  COVENANTS.....................................................-28-

      Section 6.1 Conduct of Business of the Company......................-28-
      Section 6.2 Access to Information...................................-30-
      Section 6.3 Reasonable Best Efforts.................................-31-
      Section 6.4 Public Announcements....................................-31-
      Section 6.5 Indemnification.........................................-32-
      Section 6.6 Notification of Certain Matters.........................-32-
      Section 6.7 Termination of Stock Plans..............................-33-
      Section 6.8 No Solicitation.........................................-33-
      Section 6.9 Chiron License Agreement.  .............................-35-

ARTICLE VII CONDITIONS TO THE COMPLETION OF THE ACQUISITION...............-36-

      Section 7.1 Conditions to Each Party's Obligation to Effect the
                  Completion of the Acquisition.....................      -36-
      Section 7.2 Conditions to the Obligation of Parent and
                  Subsidiary to Effect the Completion of the Acquisition  -37-
      Section 7.3 Conditions to the Obligation of the Company to
                  Effect the Completion of the Acquisition..........      -37-

ARTICLE VIIITERMINATION; EXPENSES; AMENDMENT; WAIVER......................-37-

      Section 8.1 Termination.............................................-37-
      Section 8.2 Effect of Termination...................................-39-
      Section 8.3 Fees and Expenses.......................................-39-
      Section 8.4 Amendment...............................................-39-
      Section 8.5 Extension; Waiver.......................................-40-

ARTICLE IX  MISCELLANEOUS.................................................-40-

      Section 9.1 Nonsurvival of Representations and Warranties...........-40-
      Section 9.2 Entire Agreement; Assignment............................-40-
      Section 9.3 Notices.................................................-40-
      Section 9.4 Governing Law...........................................-41-
      Section 9.5 Parties in Interest.....................................-41-
      Section 9.6 Specific Performance....................................-41-
      Section 9.7 Severability............................................-41-
      Section 9.8 Descriptive Headings....................................-42-
      Section 9.9 Certain Definitions.....................................-42-
      Section 9.10Counterparts............................................-45-

                         ACQUISITION AGREEMENT


     THIS ACQUISITION AGREEMENT, dated as of March 13, 1998, is among INTERNATIONAL MUREX TECHNOLOGIES CORPORATION, a British Columbia company (the "Company"), ABBOTT LABORATORIES, an Illinois corporation ("Parent") and AAC ACQUISITION LTD., a British Columbia company and an indirect wholly owned subsidiary of Parent ("Subsidiary").

     WHEREAS, the Boards of Directors of Parent, Subsidiary and the Company have each approved the acquisition of the Company by Parent and Subsidiary upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, in furtherance thereof, it is proposed that Subsidiary shall make a tender offer to acquire all outstanding common shares, without par value, of the Company (the "Shares"), for a net cash amount of U.S.$13.00 per Share (such amount, or any greater amount per Share paid pursuant to the tender offer, being hereinafter referred to as the "Per Share Amount") in accordance with the terms and subject to the conditions provided for herein (the "Offer");

     WHEREAS, the Board of Directors of the Company (the "Board") has
(i) determined that the consideration to be paid for each Share in the Offer and the Completion of the Acquisition (as defined in the recital below) is fair to and in the best interests of the shareholders of the Company and (ii) approved this Agreement and the transactions contemplated hereby and resolved to recommend acceptance of the Offer and approval and, if necessary, the adoption of this Agreement by the shareholders of the Company; and

     WHEREAS, the Boards of Directors of Parent and Subsidiary have each approved the completion of the acquisition of the Company by Parent and Subsidiary (the "Completion of the Acquisition") through either (1) the acquisition procedure (as contemplated under Section 255 of the BC Act (as defined along with certain other terms in Section 9.9)) (the "Compulsory Acquisition") if Subsidiary has purchased enough Shares in the Offer to permit a Compulsory Acquisition or, if not, (2) an amalgamation, arrangement or other business combination (as contemplated under the BC Act) (the "Amalgamation") of Subsidiary with the Company following the Offer upon the terms and subject to the conditions set forth herein and in any other agreement required to effect the Amalgamation.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Subsidiary hereby agree as follows.

                               ARTICLE I

                               THE OFFER

     Section 1.1 The Offer. (a) Provided that this Agreement shall not
                 ---------
have been terminated in accordance with Section 8.1 and no
event shall have occurred or circumstance shall exist which constitutes a failure to satisfy any of the conditions set forth in Annex A hereto, Subsidiary shall commence the Offer as promptly as practicable, but in no event later than the fifth business day following the public announcement of the terms of this Agreement. The obligation of Subsidiary to accept for payment and pay for Shares tendered pursuant to the Offer shall be subject to the condition that a number of Shares representing not less than 75% of the Company's outstanding voting power (assuming the exercise of all outstanding options to purchase Shares which options are not subject to binding agreements to cancel) shall have been validly tendered and not withdrawn prior to the expiration of the Offer (the "Minimum Condition"), and the obligation of Subsidiary to commence the Offer and accept for payment and pay for Shares tendered pursuant to the Offer shall be subject to the other conditions set forth in Annex A hereto. It is agreed that the Minimum Condition and the other conditions set forth in Annex A hereto are for the sole benefit of Subsidiary and may be asserted by Subsidiary regardless of the circumstances giving rise to any such condition. Subsidiary expressly reserves the right in its sole discretion to waive, in whole or in part, at any time or from time to time, any such condition, to increase the price per Share payable in the Offer or to make any other changes in the terms and conditions of the Offer; provided that
                                                  ---------
Subsidiary may only waive the Minimum Condition as long as Subsidiary purchases at least a majority of the Shares outstanding (assuming the exercise of all outstanding options to purchase Shares which options are not subject to binding agreements to cancel) and that, unless previously approved by the Company in writing, no change may be made that decreases the price per Share payable in the Offer, changes the form of consideration payable in the Offer, reduces the maximum number of Shares that Subsidiary offers to purchase in the Offerbelow a majority of the Shares outstanding (assuming the exercise of all outstanding options to purchase Shares which options are not subject to binding agreements to cancel), imposes conditions to the Offer in addition to those set forth in Annex A hereto or otherwise amends the terms of the Offer in any way that would be materially adverse to holders of Shares. Subject to the next sentence, Subsidiary covenants and agrees that, subject to the terms and conditions of this Agreement, including, without limitation, the conditions of the Offer set forth in Annex A hereto, Subsidiary shall accept for payment and pay for Shares which have been validly tendered and not withdrawn pursuant to the Offer as soon as it is permitted to do so under applicable law. Notwithstanding the foregoing, Subsidiary (i) may extend the Offer to purchase Shares in excess of the Shares required to satisfy the Minimum Condition up to the tenth business day following the date on which all conditions to the Offer shall first have been satisfied or waived, provided that, by virtue of making any such extension, Subsidiary shall be deemed to waive and thereafter shall not be entitled to assert any of the conditions to the consummation of the Offer contained in subsections (b), (c), (d) and
(e) to Annex A hereto, (ii) shall extend the Offer at least until 11:59 p.m. New York City time on the sixth business day following the delivery to Parent of a Notice of Superior Proposal (as defined in Section 6.8) and (iii) shall extend the Offer at least until the expiration of the period set forth in paragraph (d) or (e) of Annex A if a notice of breach has been delivered in accordance therewith. The Per Share Amount payable in the Offer shall be paid net to the seller in cash, upon the terms and subject to the conditions of the Offer.

     (b) As soon as practicable on the date of commencement of the Offer, Parent and Subsidiary shall file (i) with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer and (ii) with the appropriate Canadian authorities any required filings with respect to the Offer, which in the case of both (i) and (ii) will contain the offer to purchase, form of the related letter of transmittal and related documents published or filed by Parent or Subsidiary (together with any supplements or amendments thereto, the "Offer Documents"). Parent, Subsidiary and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that any such information shall have become false or misleading in any material respect and Parent and Subsidiary each further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and the appropriate Canadian authorities and to be disseminated to holders of Shares, in each case as and to the extent required by applicable laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to their filing with the SEC and the appropriate Canadian authorities and shall be provided with any comments Parent, Subsidiary and their counsel may receive from the SEC or the appropriate Canadian authorities with respect to the Offer Documents promptly after receipt of such comments.

     Section 1.2 Company Action. (a) The Company hereby approves of
                 ---------------
and consents to the Offer and represents and warrants that the Board, at a meeting duly called and held on March 15, 1998, unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Completion of the Acquisition, are fair to and in the best interests of the shareholders of the Company, (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Completion of the Acquisition and (iii) resolved to recommend that the shareholders of the Company accept the Offer, tender their Shares thereunder to Subsidiary and, if required by applicable law, approve and adopt this Agreement and the Completion of the Acquisition. The Company further represents and warrants that Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") has delivered to the Board its written opinion dated March 15, 1998 to the effect that, as of the date of such opinion, subject to the assumptions and limitations expressed therein, the consideration to be received by the holders of Shares in the Offer and the Completion of the Acquisition pursuant to this Agreement is fair to such holders from a financial point of view. The Company hereby consents to the inclusion in the Offer Documents of the fact of the recommendations of the Board described in this Section 1.2(a). The Company represents and warrants that the Board has made appropriate amendments to and determinations under the Rights Plan (the "Rights Plan Amendments and Determinations"), including without limitation:
(A) an amendment to the definition of "Acquiring Person" under the Rights Plan to exclude Parent, Subsidiary and their subsidiaries from that definition; (B) an amendment to the definition of "Separation Time" under the Rights Plan to provide that the Separation Time shall not occur by virtue of the execution of this Agreement or the Shareholder Agreements, the consummation of the transactions contemplated or permitted hereunder or thereunder or the acquisition or purchase of Shares by Parent, Subsidiary so their subsidiaries and a determination by the Board to the same effect; and (C) a determination under Section 1.1(a)(v) by the Board approving the acquisition of Shares by Parent, Subsidiary or their subsidiaries pursuant to this Agreement or the Shareholder Agreements, or any other acquisition or purchase of Shares by Parent, Subsidiary or their subsidiaries. The Company further represents and warrants that, because of the Rights Plan Amendments and Determinations, (i) the Rights Plan is inapplicable to Parent's and Subsidiary's entering into this Agreement and the Shareholder Agreements and (ii) the Rights Plan would not impede or cause an adverse effect on, or otherwise be applicable to Parent, Subsidiary or any of their subsidiaries if, Parent, Subsidiary or any of their subsidiaries (A) purchases or acquires, or proposes to purchase or acquire, any securities of the Company pursuant to the Offer, the Completion of the Acquisition or the Shareholder Agreements or (B) purchases or acquires or proposes to purchase or acquire any securities of the Company or enters into any agreement requiring or permitting the purchase or acquisition of any securities of the Company after Parent, Subsidiary or any of their subsidiaries has purchased or has acquired Shares pursuant to the Offer or upon exercise of an Option (as defined in each of the Shareholder Agreements).

     (b) As soon as practicable on the date of commencement of the Offer, the Company shall file a combined Solicitation/Recommendation Statement on Schedule 14D-9 and any Directors' Circular required by Canadian law (together with any amendments or supplements thereto, the "Board Recommendation Statement"), shall file such Board Recommendation Statement with both the SEC and the appropriate Canadian authorities and shall mail the combined Board Recommendation Statement to the shareholders of the Company at the time of commencement of the Offer, together with the Offer Documents. The Board Recommendation Statement shall at all times contain the determinations, approvals and recommendations described in Section 1.2(a), unless, subject to the requirements of Section 6.8, the Company's directors determine in good faith, based upon the written advice of independent legal counsel, that the withdrawal of any of such determinations is required for the discharge of their fiduciary duties to shareholders under applicable law. Parent, Subsidiary and the Company each agrees promptly to correct any information provided by it for use in the Board Recommendation Statement if and to the extent that any such information shall have become false or misleading in any material respect. The Company further agrees to take all steps necessary to cause the Board Recommendation Statement as so corrected to be filed with the SEC and the appropriate Canadian authorities and to be disseminated to holders of Shares, in each case as and to the extent required by applicable U.S. federal and Canadian securities laws. Parent, Subsidiary and their counsel shall be given a reasonable opportunity to review and comment on the Board Recommendation Statement prior to its filing with the SEC and the appropriate Canadian authorities and shall be provided with any comments the Company and its counsel may receive from the SEC or the appropriate Canadian authorities with respect to the Board Recommendation Statement promptly after receipt of such comments.

     (c) In connection with the Offer, the Company will promptly furnish Subsidiary with mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date and shall furnish Subsidiary with such additional information and assistance (including, without limitation, updated lists of shareholders, mailing labels and lists of securities positions) as Subsidiary or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Completion of the Acquisition, Subsidiary and its affiliates and associates shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Completion of the Acquisition, and, if this Agreement shall be terminated, will deliver to the Company all copies of such information then in their possession.

     Section 1.3 Boards of Directors and Committees; Section 14(f).
                 -------------------------------------------------
(a) Promptly upon the purchase by Subsidiary of Shares pursuant to the Offer and from time to time thereafter, so long as Parent and Subsidiary are not in material breach of their respective obligations hereunder, Subsidiary shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Board that equals the product of (i) the total number of directors on the Board (giving effect to the election of any additional directors pursuant to this Section) and (ii) the percentage that the number of Shares owned by Subsidiary and its affiliates (including any Shares purchased pursuant to the Offer) bears to the total number of outstanding Shares, and the Company shall, upon request by Subsidiary, promptly either increase the size of the Board to the extent permitted by applicable law or use its reasonable best efforts to secure the resignation of such number of directors as is necessary to enable Subsidiary's designees to be elected to the Board and shall cause Subsidiary's designees to be so elected; provided, however, that at all times prior to the Completion of the Acquisition at least two persons who are directors of the Company as of the date hereof and designated by the Company as soon as reasonably practicable after the date hereof (or who are designated by such designated directors) shall be entitled to remain directors of the Company (the "Continuing Directors"). Promptly upon request by Subsidiary, the Company will use its reasonable best efforts to cause persons designated by Subsidiary to constitute the same percentage as the number of Subsidiary's designees to the Board bears to the total number of directors on the Board on (i) each committee of the Board, (ii) each board of directors or similar governing body or bodies of each subsidiary of the Company designated by Subsidiary and (iii) each committee of each such board or body. Notwithstanding the foregoing, until the completion of the Offer, the Company shall use its reasonable best efforts to ensure that all of the members of the Board and of such boards, bodies and committees as of the date hereof who are not employees of the Company shall remain members of the Board and such boards, bodies and committees. In complying with this subsection (a) and without restricting the right of the two Continuing Directors to serve on the Board, the parties shall cause the composition of the Board and its committees to comply with applicable law and listing requirements.

     (b) The Company's obligations to appoint designees to the Board shall be subject to Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3 and shall include in the Board Recommendation Statement such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1. Parent or Subsidiary will supply to the Company in writing and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

     (c) Following the election or appointment of Subsidiary's designees to the Board pursuant to this Section 1.3 and prior to the Effective Time, any amendment or modification of this Agreement or the Articles of Association or Memorandum of Association of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Subsidiary, any waiver of any of the Company's rights hereunder or any other action with respect to this Agreement or the transactions contemplated hereby which is materially adverse to holders of Shares generally (other than Subsidiary) will require the concurrence of at least fifty percent of the Continuing Directors.

     Section 1.4 Company Stock Options. (a) Unless Parent and the
                 ---------------------
Company make the Option Election (as defined below), the Company shall, prior to completion of the Offer: (i) use its best efforts to amend each outstanding stock option, warrant or other right to acquire Shares ("Company Options") or any plans with respect to Company Options to permit vesting of unvested and exercise of Company Options contingent on consummation of the Offer; (ii) declare all Company Options to be fully exercisable and vested prior to the completion of the Offer and contingent on consummation of the Offer; and (iii) use its best efforts to cause the holders of Company Options to exercise their Company Options and tender the Shares so acquired in the Offer.

     (b) Parent and the Company may agree, after consulting their respective counsel, to implement the steps set forth in this Section 1.4(b) instead of the steps set forth in Section 1.4(a) (the "Option Election"). If the parties make the Option Election: (i) immediately prior to consummation of the Offer, the Company shall offer to pay to the holder of each Company Option, in exchange for the agreement by such holder to cancel his, her or its Company Options, an amount equal to (x) the difference between the Per Share Amount and the per Share exercise price of such Company Option, multiplied by (y) the number of Shares underlying such holder's Company Option; (ii) the Company will use its best efforts to cause the holders of Company Options to accept the Company's offer set forth above and enter into appropriate cancellation agreements; and (iii) Parent shall, immediately following consummation of the Offer, lend to (subject to any of the Company's contractual restrictions and at the Applicable Federal Rate) or contribute to the capital of the Company cash in an amount equal to the amount necessary to satisfy payment by the Company of the amounts required under this Section 1.4(b).

     (c) The Company, Parent and the Board shall take whatever actions are required such that, as of the Effective Time, any Company Options not exercised or canceled pursuant to Section 1.4(a) or 1.4(b) above are converted into a fully vested and exercisable right to acquire common stock of Parent in a manner that is substantially consistent with the requirements applicable to "issuing or assuming a stock option in a transaction to which section 424(a) applies," as that phrase is defined in Section 424(a) of the Code (as defined in Section 4.2); provided that the Company Options (and any replacements) shall not confer on the holders thereof any rights to acquire securities of the Company. Parent shall cooperate in whatever actions are required for the Company and the Board to implement this Section 1.4(c).

                              ARTICLE II

                   THE COMPLETION OF THE ACQUISITION

     Section 2.1 The Compulsory Acquisition. Subject to the
                 --------------------------
satisfaction or waiver of the conditions set forth in Article VII, if after purchasing Shares in the Offer (and, if Subsidiary chooses to do so, through open market purchases for 30 days or less), Subsidiary owns enough Shares to effectuate a Compulsory Acquisition, Subsidiary shall as promptly as practicable thereafter, effectuate a Compulsory Acquisition in which every shareholder of the Company other than Subsidiary surrenders his, her or its ownership of Shares to Subsidiary in exchange for the payment by Subsidiary to each such shareholder of the Per Share Amount, all in accordance with the provisions of Section 255 of the BC Act. Subsidiary shall as promptly as practicable make such filings and take such other actions as are necessary to implement the Compulsory Acquisition.

     Section 2.2 The Amalgamation. Subject to the satisfaction or
                 ----------------
waiver of the conditions set forth in Article VII, if after purchasing Shares in the Offer, Subsidiary does not own enough Shares to effectuate a Compulsory Acquisition (and has not acquired enough Shares within 30 days through open market purchases if Subsidiary has chosen to make such open market purchases), the parties shall as soon as practicable thereafter consummate the Amalgamation as provided in the remainder of this Section 2.2 and in Article III and in any amalgamation agreement entered into to effect the Amalgamation (the "Amalgamation Agreement"). Subject to the terms and conditions of this Agreement, the Amalgamation Agreement and applicable provisions of the BC Act, at the Effective Time: (i) Subsidiary will amalgamate with the Company; (ii) the separate existence of Subsidiary and the Company will cease; and (iii) Amalco will continue as the successor corporation to the business and undertaking theretofore undertaken by the Company and Subsidiary. From and after the Effective Time, and without any further action on the part of any person, the Amalgamation will have all the effects provided by applicable Legal Requirements, the effects described in Section 3.1 hereof with respect to the exchange of share capital and the effects to be set forth in the Amalgamation Agreement.

     Section 2.3 Meeting and Voting. Parent shall, and shall cause
                 ------------------
Subsidiary to, cause all Shares beneficially owned by them to be present and voting for the purpose of a quorum and to be voted affirmatively in favor of the Amalgamation at any meeting or solicitation of consents with respect thereto.


                              ARTICLE III

                       EXCHANGE OF SHARE CAPITAL

     Section 3.1 Exchange of Share Capital. At the Effective Time, by
                 -------------------------
virtue of the Amalgamation and without any action on the part of Parent, Subsidiary, the Company or the holders of any of the following securities, the parties agree as follows:

          (a) Exchange Consideration. Each Share outstanding
              ----------------------
immediately prior to the Effective Time (except Shares subject to Section 3.1 (b)) shall be exchanged for one Preference Share as contemplated in the Amalgamation Agreement. In turn, each Preference Share will be immediately redeemed by Amalco upon payment to each remaining holder of Shares of the Per Share Amount for each Share.

          (b) Subsidiary-Owned Shares. Any Shares issued and
              -----------------------
outstanding immediately prior to the Effective Time and owned directly or indirectly by Subsidiary, if any, will be canceled and retired, and no consideration will be delivered in exchange therefor.

          (c) Subsidiary Exchange. Each common share of Subsidiary
              -------------------
(the "Subsidiary Common Shares") outstanding immediately prior to the Effective Time will be exchanged for an identical number of Amalco common shares.

     Section 3.2 Exchange of Certificates.
                 ------------------------

          (a) Exchange Agent. In the event of either the Compulsory
              --------------
Acquisition or the Amalgamation, as of the Effective Time, Parent shall enter into an agreement with a bank or trust company selected by the Company to act as exchange agent (the "Exchange Agent") in connection with the surrender of certificates that, prior to the Effective Time, evidenced outstanding Shares ("Share Certificates"). Prior to the Closing Date, Parent will deposit with the Exchange Agent for exchange in accordance with this Section 3.2 cash funds, as they are needed, required to pay the Per Share Amount to all holders of the Shares outstanding immediately prior to the Effective Time (other than Shares owned by Parent or any of its subsidiaries).

          (b) Exchange. As soon as practicable after the Effective
              --------
Time, Parent will cause the Exchange Agent to mail to each person who was a holder of record of Shares and Company Options at the Effective
Time: (i) a letter of transmittal (which will specify that delivery will be effective, and risk of loss and title to any Share Certificates will pass, only upon delivery of the Share Certificates to the Exchange Agent and will be in such form and will have such other provisions as are specified by Parent and reasonably acceptable to the Company); and (ii) instructions for use in effecting the surrender of Share Certificates in exchange for the aggregate Per Share Amount due each holder of Shares at the Effective Time. Upon surrender of Share Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may be required by the Exchange Agent or such other agent, the holder of such Share Certificate will be entitled to receive in exchange therefor the aggregate amount of the Per Share Amount due each holder of Shares at the Effective Time and the Share Certificate so surrendered will be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, the aggregate amount of the Per Share Amount may be paid to a person other than the person in whose name the surrendered Share Certificate is registered if the Share Certificate representing such Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence reasonably satisfactory to Parent that any applicable stock transfer tax has been paid. Parent will not directly or indirectly pay or reimburse any person for any transfer taxes of the type referred to in the preceding sentence. If any Per Share Amount to be paid to a person other than the person in whose name the Share Certificates surrendered in exchange therefor are registered, it will be a condition to the delivery of such Per Share Amount that the Share Certificates so surrendered are properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise is proper and that the person requesting such transfer pays to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

          (c) Certificates Not Exchanged. After the Effective Time,
              --------------------------
each outstanding Company Share Certificate will, until surrendered for exchange in accordance with this Section 3.2, be deemed for all purposes to evidence only the right to receive the aggregate Per Share Amount in respect of such Share Certificate.

          (d) Expenses. Except as otherwise expressly provided in this
              --------
Agreement, Parent will pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of the Shares for the appropriate Per Share Amount, except any charges or expenses that are otherwise solely the liability of one or more holders of Shares. Any funds deposited with the Exchange Agent that remain unclaimed by the former shareholders of the Company after nine (9) months following the Effective Time will be delivered to Parent upon its demand, and any former shareholders of the Company who have not then complied with the instructions for exchanging their Company Share Certificates will thereafter look only to Parent for exchange payment of the appropriate Per Share Amount in Share Certificates.

          (e) No Liability. None of Parent, Subsidiary, the Company,
              ------------
Amalco or the Exchange Agent will be liable to any holder of Shares for any cash funds delivered to a state or provincial abandoned property administrator or other public official pursuant to any applicable abandoned property, escheat or similar law.

          (f) Lost Certificates. If any Share Certificate is lost,
              -----------------
stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Share Certificate the aggregate Per Share Amount payable in respect thereof as determined in accordance with the terms of this Agreement, subject to the condition that the person to whom the Per Share Amount is to be paid shall have (a) delivered to Parent an affidavit claiming such Share Certificate to be lost, stolen, or destroyed and (b) if required by Parent, given Parent an indemnity satisfactory to Parent against any claim that may be made against Parent with respect to the Share Certificate alleged to have been lost, stolen or destroyed.

          (g) At the consummation of the Offer, the Board of Directors of the Company shall (i) terminate the ESPP and (ii) notify all participants thereunder of its termination.

          (h) Closing of the Company's Transfer Books. At the
              ---------------------------------------
Effective Time, the stock transfer books of the Company shall be closed and no transfer of shall be made thereafter. In the event that, after the Effective Time, Company Share Certificates are presented to Amalco, they shall be exchanged for the appropriate Per Share Amount as provided in Section 3.2(b) hereof.

          (i) Closing. The closing of the transactions contemplated by
              -------
this Agreement (the "Closing") will take place (i) at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois, at 9:00 a.m. local time on the date that is the first business day after the day on which the last of the conditions set forth in Article VIII (excluding delivery of opinions and certificates) is fulfilled or waived or (ii) at such other place and time as Parent and the Company agree in writing. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

     Section 3.3 Shareholders' Meeting. The Company, acting through the Board, shall, in accordance with applicable law as soon as practicable following the consummation of the Offer:

                    (i) duly call, give notice of, convene and hold an annual or special meeting of its shareholders (the
          "Shareholders' Meeting") for the purpose of considering the Amalgamation;

                    (ii) subject to the Board's fiduciary obligations under applicable law, include in the Proxy Statement for the Shareholders' Meeting the recommendation of the Board that shareholders of the Company vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby; and

                    (iii) use its reasonable best efforts (A) to obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with Parent, respond promptly to any comments made by the SEC or the appropriate Canadian authorities with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time following the consummation of the Offer and (B) to obtain the necessary approvals by its shareholders of the Amalgamation.

     Section 3.4 Dissenting Shares. Notwithstanding anything in this
                 -----------------
Agreement to the contrary, a shareholder of the Company who did not tender Shares pursuant to the Offer may exercise the rights granted under the BC Act to apply to court in connection with the Subsidiary's plan to acquire any outstanding Shares pursuant to the Compulsory Acquisition. A shareholder of the Company who did not tender Shares pursuant to the Offer may exercise rights of dissent in the manner set forth in Section 207 of the BC Act in connection with the Amalgamation. If, after the Effective Time, such holder fails to perfect or withdraws or loses his, her or its right to apply to court to dissent, as applicable, such Shares shall be treated as if they had been converted, as of the Effective Time, into a right to receive the Per Share Amount without interest thereon. The Company shall give Parent prompt notice of any notices or demands received by the Company for appraisal of Shares, and, prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

                              ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Subsidiary as follows:

     Section 4.1 Organization and Qualification; Subsidiaries.
                 ---------------------------------------------
(a) Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities, results of operations, or financial condition of the Company and its subsidiaries, taken as a whole, but specifically excluding any adverse change in the general economy in the United States, any adverse change in the diagnostic industry generally, any adverse change arising from the transactions contemplated hereby and any adverse change resulting from any change in generally accepted accounting principles required to be made as a result of the issuance of a new accounting standard or change to an existing accounting standard (a "Material Adverse Effect").

          (b) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

          (c) The Company has heretofore furnished to Parent complete and correct copies of the Company's Memorandum of Association and Articles of Association, each as amended, and the equivalent organizational documents of each of its subsidiaries, each as amended to the date hereof. Such Memorandum of Association and Articles of Association and equivalent organizational documents are in full force and effect and no other organizational documents are applicable to or binding upon the Company or its subsidiaries. The Company is not in violation of any of the provisions of its Memorandum of Association or Articles of Association and no subsidiary of the Company is in violation of any of the provisions of such subsidiary's equivalent organizational documents.

          (d) The Company has heretofore furnished to Parent a complete and correct list of all entities in which the Company owns, directly or indirectly, any equity or voting interest, which list sets forth the amount of capital stock of or other equity interests in such entities, directly or indirectly. No entity in which the Company owns, directly or indirectly, less than a 50% equity interest is, individually or when taken together with all other such entities, material to the business of the Company and its subsidiaries, taken as a whole.

     Section 4.2 Capitalization of the Company and Its Subsidiaries.
                 --------------------------------------------------
The authorized capital stock of the Company consists of 200,000,000 Shares of which, as of March 12, 1998, 16,826,599 Shares were issued and outstanding (together with the associated common share purchase rights), 16,816 Shares were subject to issuance under a restricted bonus plan and up to 600,000 shares were authorized for issuance under the ESPP. All outstanding shares of capital stock of the Company have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of March 12, 1998, Company Options to purchase an aggregate of 1,655,000 Shares were outstanding. Schedule 4.2 sets forth the complete list of all outstanding Company Options, including the exercise prices thereof, as of March 12, 1998. Except as set forth above and except pursuant to any common share purchase rights under the Rights Plan, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) no options, subscriptions, warrants, convertible securities, calls or other rights to acquire from the Company, and no obligation of the Company to issue, deliver or sell any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (iv) no equity equivalents, interests in the ownership or earnings of the Company or other similar rights (collectively, "Company Securities"). None of the Company Options are "incentive stock options" (within the meaning of section 422 of the United States Federal Internal Revenue Code of 1986, as amended (the "Code")). There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, other than the Company's obligations hereunder respecting the Company Options. Each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is directly or indirectly owned by the Company, free and clear of all security interests, liens, claims, pledges, charges, voting agreements or other encumbrances of any nature whatsoever (collectively, "Liens"). There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities of any subsidiary of the Company. Since March 11, 1998, no Company Options have been granted and no Shares have been issued except pursuant to Company Options, the Company's restricted bonus plan and the ESPP as disclosed above.

     Section 4.3 Authority Relative to This Agreement. The Company has
                 ------------------------------------
all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Amalgamation, the approval (i) required by Policy 9.1 of the Ontario Securities Commission ("OSC") and (ii) of the holders of 75% of all outstanding Shares and the filing of the appropriate documents as required by the BC Act and the federal laws of Canada). This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms except as such enforceability may be limited by equity principles, bankruptcy laws and other similar laws affecting creditors' rights generally.

     Section 4.4 Non-Contravention; Required Filings and Consents.
                 ------------------------------------------------
(a) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including the Completion of the Acquisition) do not and shall not (i) contravene or conflict with the Memorandum of Association or Articles of Association of the Company or the equivalent organizational documents of any of its subsidiaries; (ii) assuming that all consents, authorizations and approvals contemplated by subsection (b) below have been obtained and all filings described therein have been made, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, any of its subsidiaries or any of their respective properties; (iii) conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation, or loss of any benefit to which the Company or any of its subsidiaries is entitled under any provision of any agreement, contract, license or other instrument binding upon the Company, any of its subsidiaries or any of their respective properties, or allow the acceleration of the performance of, any obligation of the Company or any of its subsidiaries under any indenture, mortgage, deed of trust, lease, license, contract, instrument or other agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets or properties is subject or bound; or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its subsidiaries, except in the case of clauses (ii), (iii) and (iv) for any such contraventions, conflicts, violations, breaches, terminations, defaults, cancellations, losses, accelerations and Liens which would not individually or in the aggregate have a Material Adverse Effect or materially interfere with the consummation by the Company of the transactions contemplated by this Agreement.

          (b) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including the Completion of the Acquisition) by the Company require no action by or in respect of, or filing with, any governmental body, agency, official or authority (whether domestic, foreign or supranational) other than (i) the filing of a compulsory acquisition notice, in the case of the Compulsory Acquisition, or the filing and approval of amalgamation documents with the British Columbia Registrar of Companies and the filing and approval of an application to the Supreme Court of British Columbia in the case of the Amalgamation in accordance with the BC Act and any other Canadian provincial authorities; (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (iii) compliance with the Canadian Competition Act; (iv) compliance with the Investment Canada Act; (v) compliance with any applicable requirements of any laws or regulations relating to the regulation of monopolies or competition in Germany and compliance with any applicable requirements of the United Kingdom Fair Trading Act; (vi) compliance with any applicable requirements of the Exchange Act and state and provincial securities, takeover and Blue Sky laws; and (vii) such actions or filings which, if not taken or made, would not, individually or in the aggregate, have a Material Adverse Effect or materially interfere with the consummation by the Company of the transactions contemplated by this Agreement.

     Section 4.5 SEC Reports.(a) The Company has filed all required
                 -----------
forms, reports and documents with the SEC and all applicable Canadian provincial regulators since January 1, 1996 (collectively, the "SEC Reports"), each of which has complied in all material respects with applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act. As of their respective dates, none of the SEC Reports, including, without limitation, any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the SEC Reports fairly present in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and the absence of footnotes in the case of any unaudited interim financial statements). The Company has heretofore provided complete and correct copies of each of the SEC Reports to Parent.

          (b) Except as reflected or reserved against in the audited consolidated balance sheet of the Company and its subsidiaries at December 31, 1997 the Company and its subsidiaries have no liabilities of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities incurred in the ordinary course of business since December 31, 1997, or which would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 4.6 Absence of Certain Changes; Derivatives
                 ---------------------------------------
Since December 31, 1997, except as specifically disclosed in the SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its subsidiaries has (i) taken any of the actions set forth in Section 6.1 except as permitted thereunder, or (ii) entered into any transaction, or conducted its business or operations, other than in the ordinary course of business consistent with past practice. Since December 31, 1997, there has not been any event or change related to the Company which has had a Material Adverse Effect.

          (b) Schedule 4.6(b) sets forth a complete and correct list of all Derivative Financial Instruments (as defined below) (including the face, contract or notional amount of and any open position relating to such Derivative Financial Instruments and a brief summary of the nature and terms thereof) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets or properties is subject or bound (including, without limitation, funds of the Company or any of its subsidiaries invested by any other person). For purposes of this Agreement, "Derivative Financial Instrument" means any futures, forward, swap, option or swaption contract, or any other financial instrument with similar characteristics and/or generally characterized as a "derivative" security.

     Section 4.7 Board Recommendation Statement; Offer Documents.
                 -----------------------------------------------
Neither the Board Recommendation Statement, nor any of the information provided by the Company and/or by its auditors, legal counsel, financial advisors or other consultants or advisors specifically for use in the Offer Documents or any supplements or amendments thereto when filed with the SEC or any Canadian regulatory authority and on the date first published, sent or given to the Company's shareholders, as the case may be, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 4.8 Finder's Fee; Professional Expenses. Except as set
                 -----------------------------------
forth on Schedule 4.8(a), no broker, finder, investment banker or other intermediary is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company. The maximum amounts payable to each such person is set forth on Schedule 4.8(a). The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and the persons identified on Schedule 4.8(a) pursuant to which such persons would be entitled to any payment relating to the transactions contemplated hereby. The maximum amount paid, payable or to become payable by the Company or any of its subsidiaries to any attorney, financial advisor, broker, consultant, accountant or other advisor ("Professionals") other than Willkie, Farr & Gallagher in connection with the evaluation, negotiation, execution or performance of this Agreement or the consummation of the transactions contemplated to be effected pursuant hereto will not exceed U.S.$8 million (other than such amounts payable to accountants in connection with the Company complying with the provisions of this Agreement). Since December 31, 1997, and other than ordinary course expenses consistent with the historical amounts and frequency reflected in the financial statements contained in the SEC Reports filed prior to the date hereof, the Company has not incurred, and will not incur any costs, fees or expenses (i) as of the date hereof related to the services of Professionals for any other purpose in excess of U.S.$1,750,000, which amount is summarized on Schedule 4.8(b) or (ii) payable to Willkie, Farr & Gallagher other than the amount set forth on Schedule 4.8(a).

     Section 4.9 Absence of Litigation. There is no action, suit,
                 ---------------------
claim, investigation or proceeding (or, to the knowledge of the Company, any basis for any person to assert any claim likely to result in liability or any other adverse determination) pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries or any of their respective properties before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official (collectively, "Litigation"), that individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are not party to any Litigation initiated by them other than Litigation with Parent or its subsidiaries or in connection with the collection of accounts receivable in the ordinary course of business. Without limiting the generality of the foregoing, as of the date hereof, there is no Litigation to which the Company or any of its subsidiaries is a party that (i) in any manner challenges or seeks to prevent, enjoin, alter or delay the Offer or the Completion of the Acquisition or any of the other transactions contemplated hereby; or (ii) alleges criminal action or inaction by the Company or any of its Subsidiaries. As of the date hereof, neither the Company nor any of its subsidiaries nor any of their respective properties is subject to any order, writ, judgment, injunction, decree, determination or award having, or which would reasonably be expected to have, a Material Adverse Effect or which would prevent or delay the consummation of the transactions contemplated hereby.

     Section 4.10 Taxes. (a) All material federal, state, provincial,
                  -----
local, foreign and other governmental Tax (as defined below) returns, reports, information returns and statements of the Company and each of its subsidiaries (including any consolidated Tax returns that include the income or loss of the Company or any of its subsidiaries) required by law to be filed or sent as of the Effective Time have been or shall be duly filed or sent, and such returns, reports and statements are or shall be true, complete and correct in all material respects. All material federal, provincial, state, local, foreign and other governmental taxes, assessments, fees and similar charges, including without limitation, income, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, fuel, excess profits, environmental, occupational and interest equalization, windfall profits, severance, and other charges (including interest and penalties) (collectively, "Taxes") imposed upon the Company or any of its subsidiaries or any of the properties, assets or income of the Company or any of its subsidiaries which are due and payable through the Effective Time or claimed by any taxing authority to be due and payable through the Effective Time have been or shall be paid or reserved for, or adequate provision shall be made therefor, as of the Effective Time, other than Taxes being contested in good faith by the Company or any of its subsidiaries concerning an aggregate amount which is not material to the business of the Company or such of its subsidiaries. The most recent financial statements contained in the SEC Reports reflect an adequate Tax reserve in accordance with generally accepted accounting principles.

          (b) As of the date hereof, (i) there are no material Tax claims pending against the Company or any of its subsidiaries and the Company has no knowledge of any threatened claim for material Tax deficiencies or any basis for such claims, (ii) no Tax returns for the Company or any of its subsidiaries have been or are currently being audited by any taxing authority, (iii) to the Company's knowledge, there are no material issues have been raised in any examination by any taxing authority with respect to the Company or any of its subsidiaries which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined and (iv) there are not now in force any waivers or agreements by the Company or any of its subsidiaries for the extension of time for the assessment of any material Tax, nor has any such waiver or agreement been requested by the Internal Revenue Service, Revenue Canada or any other taxing authority. The statute of limitations with respect to any year or period to and including the fiscal year ended 1991 has expired.

          (c) The Company and all of its subsidiaries have paid or are withholding and shall pay when due to the proper taxing authorities all material withholding amounts required to be withheld with respect to all Taxes, including without limitation, sales and use Taxes and Taxes on income or benefits and Taxes for unemployment, social security or other similar programs with respect to salary and other compensation of directors, officers and employees of the Company and its subsidiaries.

          (d) Neither the Company nor any of its subsidiaries has any liability for any material federal, provincial, state, local, foreign or other Taxes of any corporation or entity other than the Company and its subsidiaries, including without limitation any liability arising from the application of U.S. Treasury Regulation ss. 1.1502-6 or any analogous provision of provincial, state, local or foreign law.

          (e) Neither the Company nor any of its subsidiaries is or has been a party to any material Tax sharing agreement with any corporation other than the Company and its subsidiaries.

          (f) To the best of the Company's knowledge and as of the date hereof, no person who holds five (5) percent or more of the stock of the Company is a "foreign person" as defined in Section 1445(f)(3) of the Code.

     Section 4.11 Employee Benefits. (a) Schedule 4.11(a) contains a
                  -----------------
true and complete list of each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life, disability or other insurance, supplemental unemployment benefits, fringe benefit, profit-sharing, pension, or retirement plan, program, agreement or arrangement, each material employment agreement and each other material employee benefit plan, program, agreement or arrangement sponsored, maintained or contributed to or required to be contributed to by the Company, or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or with respect to which the Company or any ERISA Affiliate has any liability or contingent liability (collectively, the "Plans" and, individually, a "Plan"), whether or not any such Plan is subject to ERISA. Schedule 4.11(a) identifies each of the Plans that is an "employee benefit plan" as that term is defined in section 3(3) of ERISA (the "ERISA Plans").

          (b) Other than with respect to the matters addressed in
Section 4.11(p) below, the Company has heretofore delivered to Parent true and complete copies of each of the Plans and all material contracts relating thereto, or to the funding thereof, including, without limitation, all material trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof. In the case of any Plan which is not in written form, Parent has been supplied with an accurate description of such Plan as in effect on the date hereof. A true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the Plan's financial statements, and Internal Revenue Service determination letter with respect to each Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Plan has been supplied to the Parent, and there have been no material changes in the financial condition in the respective Plans from that stated in the annual reports and actuarial reports supplied.

          (c) None of the Plans is subject to title IV of ERISA and none of the Plans is a multiemployer plan (as defined in section 3(37) of ERISA).

          (d) With respect to any Plan subject to ERISA, neither the Company nor any ERISA Affiliate, nor any Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a prohibited transaction (as defined in section 406 of ERISA or section 4975 of the Code) with respect to any such Plan nor have there been any other prohibited transactions with respect to any such Plans.

          (e) Each Plan complies and has been operated and administered in form and operation in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, and no event has occurred which will or could cause any Plan to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance.

          (f) Except as set forth on Schedule 4.11(f), each Plan which is an "employee pension benefit plan" (as defined in section 3(2) of ERISA) complies in form and in operation with all applicable requirements of sections 401(a) and 501(a) of the Code; there have been no amendments to any such Plan which are not the subject of a favorable determination letter issued with respect thereto by the Internal Revenue Service; and no event has occurred which will or could give rise to disqualification of any such Plan under such sections or to a tax under section 511 of the Code. Each ERISA Plan which is a "voluntary employees' beneficiary association" (within the meaning of section 501(c)(9) of the Code) is the subject of a favorable determination letter issued with respect thereto by the Internal Revenue Service, a copy of which has been heretofore provided to Parent, and no event has occurred which will or could give rise to loss of any such Plan's exemption from taxation under section 501(a) of the Code or to a tax under section 511 of the Code.

          (g) Except as set forth on Schedule 4.11(g), none of the assets of any Plan are invested in employer securities or employer real property.

          (h) There have been no acts or omissions by the Company or any ERISA Affiliate which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Company or any ERISA Affiliate may be liable.

          (i) Actuarially adequate accruals for all obligations under the Plans are reflected in the financial statements of the Company.

          (j) Each Plan which is intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code.

          (k) The Company has the right to amend or terminate any Plan.

          (l) Except as set forth on Schedule 4.11(l), no Plan provides benefits, including without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law or (ii) death benefits or retirement benefits under any employee pension benefit plan).

          (m) Except as provided in Schedule 4.11(m), the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

          (n) As of the date hereof, there are no pending (or, to the knowledge of the Company, threatened or anticipated) material claims by, on behalf of, or against any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

          (o) Except for the options listed in Schedule 4.2 under the heading, "Outside of any Plan" each of the outstanding Company Options was granted under the International Murex Technologies Corporation Amended and Restated Employee Equity Incentive Plan (the "Equity Incentive Plan") and, (except for the name and address of the grantee, the date, the exercise price, the vesting schedule, the number of Shares subject to the option, and the expiration date) is evidenced by an award agreement that is identical in all material respects to one of the two award agreements attached to Schedule 4.11(o)(1). Except for the name and address of the grantee, the date, the exercise price, the number of Shares subject to the option, and the expiration date, each of the options listed in Schedule 4.2 under the heading "Outside of any Plan" is evidenced by an option agreement that is identical in all material respects to the option agreement attached to Schedule 4.11(o)(2).

     Section 4.12 Compliance. Neither the Company nor any of its
                  ----------
subsidiaries is in violation of, or has violated, any applicable provisions of (i) any laws, rules, statutes, orders, ordinances or regulations or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligations to which the Company or its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, which in either case, individually or in the aggregate, would result in a Material Adverse Effect. Without limiting the generality of the foregoing, neither the Company nor any of its subsidiaries is in violation of, or has violated any applicable provisions of the Foreign Corrupt Practices Act, the Trading with the Enemy Act, the Anti- Economic Discrimination Act, the International Emergency Economic Powers Act, the Export Administration Regulations or any law or regulation relating to Medicare or Medicaid anti- kickback fraud and abuse or any Canadian equivalent of the foregoing.

     Section 4.13 Environmental Matters. (a) The Company and its
                  ---------------------
subsidiaries are in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company and its subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except for any noncompliance that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is not in such compliance, and there are no present actions, activities, circumstances, conditions, events or incidents that may prevent or interfere with such compliance in the future which, individually or in the aggregate, would have a Material Adverse Effect.

          (b) There is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

          (c) There are no present actions, activities, circumstances, conditions, events or incidents (including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Material) which could form the basis of any Environmental Claim against the Company or any of its subsidiaries, or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

          (d) Neither the Company nor any of its subsidiaries has, and to the knowledge of Company, no other person has Released (as defined below), placed, stored, buried or dumped Hazardous Materials or any other wastes (including, but not limited to, biological wastes) produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any property owned, operated or leased or formerly owned, operated or leased by the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has received notice that it is a potentially responsible party for the Cleanup of any property, whether or not owned or operated by the Company or any of its subsidiaries, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

          (e) The Company has no material reports, studies, analyses, tests or monitoring possessed or initiated by the Company or any of its subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to the property owned or leased by the Company or any of its subsidiaries or regarding the Company's and its subsidiaries' compliance with applicable Environmental Laws.

          (f) Except as set forth in Schedule 4.13, no transfers of material permits or other material governmental authorizations under Environmental Laws, and no additional material permits or other material governmental authorizations under Environmental Laws, will be required to permit the Company and its subsidiaries, as the case may be, to be in compliance in all material respects with all applicable Environmental Laws immediately following the transactions contemplated hereby.

          (g) To the knowledge of the Company, as of the date hereof, there is not any noncompliance, allegation of noncompliance, pending or threatened Environmental Claim, actions, circumstances, conditions, events, incidents, Releases, placement, storage, burial or dumping described in paragraphs (a) through (d) above which represents a current liability or could reasonably be expected to result in liability exceeding $200,000 in the aggregate, other than as disclosed in the SEC Reports filed prior to the date hereof.

     Section 4.14 Intellectual Property.
                  ---------------------

          (a) Schedule 4.14(a) sets forth a complete list of all patents, all material patent applications, all trademarks and all service marks owned by the Company and each of its subsidiaries. The Company warrants that the Company or one of its subsidiaries is the sole owner of the property identified in Schedule 4.14(a), and that the Company and its subsidiaries have not granted or promised to grant any exclusive licenses or any material non-exclusive licenses or covenants not to sue thereunder to any third party (other than to Parent or its subsidiaries and other than trademark or service mark licenses entered into in the ordinary course of business under distribution and supply agreements).

          (b) Except as set forth on Schedule 4.14(b): (1) the Company and each of its subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens in respect of the Company's or any of its subsidiaries' interests therein) all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted; (2) the use of any Intellectual Property by the Company and its subsidiaries does not infringe on or otherwise violate the rights of any person; (3) no product (or component thereof or process) used, sold or manufactured by the Company or any of its subsidiaries infringes or otherwise violates the Intellectual Property of any other person; and (4) no person is challenging, infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company and its subsidiaries, except for (2) through
(4) as would not have a Material Adverse Effect. Without limiting the generality of the foregoing in parts (b)(2), (b)(3) and (b)(4) hereof, except as set forth on Schedule 4.14(b), the use, sale and/or manufacture by Company and its subsidiaries of microtitre products, LiPA products, rapid HIV diagnostic products, and bacteriology products, does not constitute a material violation of the rights or Intellectual Property of any other person. For purposes of this Agreement "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including, without limitation, division, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

     Section 4.15 Significant Agreements. Schedule 4.15, Section A,
                  ----------------------
sets forth a complete and correct list of all of the following contracts, agreements, indentures, leases, mortgages, licenses, plans, arrangements, understandings, commitments (whether oral or written) and instruments (collectively, "Contracts") in effect as of the date hereof: (i) each Contract filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and that would be required to be filed by the Company as an exhibit to an Annual Report Form 10-K under applicable rules and regulations of the SEC; (ii) any Contract (other than the leases) that are material to the business of the Company and its subsidiaries, taken as a whole (it being understood that, for the purposes hereof, any Contracts not calling for annual payments in excess of U.S.$500,000 in the next 12 months or for aggregate payments in excess of U.S.$5,000,000 or any Contracts terminable by the Company or its subsidiaries without payment or penalty on 90 days' notice or less shall not be deemed to be material); and (iii) any Contract relating to Intellectual Property and set forth on Schedule 4.15, Section C (the contracts, agreements and commitments listed in Schedule 4.15, collectively, the "Significant Agreements"). Except as noted on Schedule 4.15, the Company has heretofore furnished to Parent complete and correct copies of the Significant Agreements, each as amended or modified to the date hereof (including any waivers with respect thereto). Except as set forth on Schedule 4.15 or pursuant to Significant Agreements or as set forth in the SEC Reports filed prior to the date hereof, since December 31, 1997, there have been no transactions between the Company or any of its subsidiaries, on the one hand, and the other parties to the Significant Agreements or any of their respective affiliates, on the other hand, other than transactions in the ordinary course of business consistent with past practice. As of the date hereof, each of the Significant Agreements is in full force and effect and enforceable in accordance with its terms subject to equity principles and bankruptcy laws and other similar laws effecting creditors' rights generally. As of the date hereof, neither the Company nor any of its subsidiaries has received any notice (written or oral) of cancellation or termination of, or any expression or indication of an intention or desire to cancel or terminate, any of the Significant Agreements. As of the date hereof, no Significant Agreement is the subject of, or, to the Company's knowledge, has been threatened to be made the subject of, any arbitration, suit or other legal proceeding. As of the date hereof, with respect to any Significant Agreement which by its terms will terminate as of a certain date unless renewed or unless an option to extend such Significant Agreement is exercised, neither the Company nor any of its subsidiaries has received any notice (written or oral), or otherwise has any knowledge, that any such Significant Agreement shall not be, or is not likely to be, so renewed or that any such extension option shall not be exercised. As of the date hereof, there exists no event of default or occurrence, condition or act on the part of the Company or any of its subsidiaries or, to the knowledge of the Company, on the part of the other parties to the Significant Agreements which constitutes or would constitute (with notice or lapse of time or both) a breach of or default under any of the Significant Agreements and which, individually or in the aggregate, would have a Material Adverse Effect. As of the date hereof, without limiting the generality of the foregoing, the Company and its subsidiaries are not in material breach or default of any of the terms of any of the agreements identified on Schedule 4.15, Section C. Except as set forth on Schedule 4.15, Section B, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and shall not conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation, or loss of any benefit to which the Company or any of its subsidiaries is entitled under any provision of any Significant Agreement.

     Section 4.16 Insurance. Schedule 4.16 sets forth a complete and
                  ---------
correct list of all material insurance policies in effect as of the date hereof (including a brief summary of the nature and terms thereof and any amounts paid or payable to the Company or any of its subsidiaries thereunder) providing coverage in favor of the Company or any of its subsidiaries or any of their respective properties. Each such policy is in full force and effect, no notice of termination, cancellation or reservation of rights has been received with respect to any such policy, to the knowledge of the Company there is no default with respect to any provision contained in any such policy, and there has not been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by any such policy, except for any such failures to be in full force and effect, any such terminations, cancellations, reservations or defaults, or any such failures to give notice or present claims which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The coverage provided by such policies is reasonable in scope and amount, in light of the risks attendant to the business and activities of the Company and its subsidiaries except for such absences of coverage which would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 4.17 Properties. The Company and its subsidiaries do not
                  ----------
own any real property. As of the date hereof, to the knowledge of the Company, the plants and buildings of the Company and its subsidiaries used in the operation of their business are structurally sound, have no known material defects and are in good operating condition and repair (normal wear and tear excepted). Schedule 4.17 sets forth a complete list of all material real property and personal property leases of the Company and its subsidiaries. All such leases are valid, binding and enforceable against the Company and its subsidiaries (and, to the knowledge of the Company, against each other party thereto) in accordance with their respective terms, and there does not exist, under any lease of real property or personal property calling for annual payments exceeding $100,000 or more, any material defect or any event which, with notice or lapse of time or both, would constitute a material default by the Company or its subsidiaries or, to the knowledge of the Company, by any other party thereto except for such third party breaches as would not have a Material Adverse Effect and except as such enforceability may be limited by equity principles, bankruptcy laws and other similar laws affecting creditors' rights generally.

     Section 4.18 Labor Matters. Except as set forth in Schedule 4.18,
                  -------------
as of the date hereof, neither the Company nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to more than 10 persons employed by the Company or any of its subsidiaries, no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries and the Company has no knowledge of any activities or proceedings of any labor union to organize any of their respective employees. There is no labor dispute, strike or work stoppage against the Company or any of its subsidiaries pending or, to the Company's knowledge, threatened which may interfere with the respective business activities of the Company or any of its subsidiaries, except where such dispute, strike or work stoppage would not reasonably be expected to have a Material Adverse Effect.

     Section 4.19 Regulatory Matters.
                  ------------------

          (a) (i) With respect to each product that is, directly or indirectly, being (i) researched for human diagnostics or (ii) distributed for commercial sale by the Company or any of its subsidiaries (the "Products"): (a)(i)(A) the Company and its subsidiaries have obtained all applicable approvals, clearances, authorizations, licenses and registrations required by United States or foreign governments or government agencies, to permit the manufacture, distribution, sale (including reimbursement and pricing), marketing or human research of such Product (collectively, "Licenses"); (B) the Company and its subsidiaries are in compliance in all material respects with all terms and conditions of each License in each country in which such Product is marketed, and with all requirements pertaining to the manufacture, distribution, sale or human research of such Product which is not required to be the subject of a License; (C) the Company and its subsidiaries are in compliance in all material respects with all applicable requirements (as set forth in relevant statutes and regulations) regarding registration, licensure or notification for each site (in any country) at which such Product is manufactured, processed, packed, held for distribution or from which it is distributed; and (D) to the extent such Product is intended for export from the United States, the Company and its subsidiaries are in compliance in all material respects with either all United States Food and Drug Administration ("FDA") requirements for marketing or 21 U.S.C. ss.381(e) or 382; (ii) all manufacturing operations performed by the Company and its subsidiaries have been and are being conducted in full compliance with the current good manufacturing practice, including, but not limited to, the good manufacturing practice regulations issued by the FDA and counterpart requirements in the European Union and other countries; (iii) all nonclinical laboratory studies, as described in 21 C.F.R. ss.58.3(d), sponsored by the Company or any of its subsidiaries have been and are being conducted in full compliance with the good laboratory practice regulations set forth in 21 C.F.R. Part 58 and counterpart requirements in the European Union and other countries; and (iv) the Company and its subsidiaries are in full compliance with all reporting requirements for all Licenses or plant registrations described in the preceding clauses (a)(i)(A) and (a)(i)(C), including, but not limited to, the adverse event reporting requirements for drugs in 21 C.F.R. Parts 312 and 314 and for devices in 21 C.F.R. Parts 812 and 803; except, in the case of the preceding clauses (a)(i)(A) through
(a)(i)(D), inclusive, (a)(ii), (a)(iii) and (a)(iv), for any such failures to obtain or noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect. Without limiting the generality of the foregoing definition of "Licenses", such definition shall specifically include, with respect to the United States, new drug applications, abbreviated new drug applications, product license applications, investigational new drug applications, premarket approval applications, premarket notifications under Section 510(k) of the Federal Food, Drug and Cosmetic Act, investigational device exemptions, and product export applications issued by the FDA, as well as registrations issued by the Drug Enforcement Administration of the Department of Justice.

          (b) The Company will provide to Parent as promptly as practicable after the date hereof a complete and correct list of all Products as of the date hereof other than those not representing annual revenue in excess of U.S. $100,000 unless the aggregate annual revenue of all excluded Products exceeds U.S. $10,000,000.

          (c) To the knowledge of the Company, neither the Company nor any of its subsidiaries nor any of their officers, employees or agents has made any untrue statement of a material fact or fraudulent statement to the FDA or any foreign equivalent, failed to disclose a fact required to be disclosed to the FDA or any foreign equivalent, or committed any act, made any statement, or failed to make any statement, that would reasonably be expected to provide a basis for the FDA and any foreign equivalent to invoke its policy respecting, "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Reg. 46191 (September 10, 1991).

      Section  4.20 Voting  Requirements.   The  affirmative  vote  (i)
                    --------------------
required by Policy 9.1 of the OSC and (ii) of the holders of 75% of all outstanding Shares present and voting and the filing of the appropriate documents as required by the BC Act and the federal laws of Canada) respecting the Amalgamation is the only vote of the holders of any class or series of Company Securities necessary to approve this Agreement and the transactions contemplated by this Agreement.

                               ARTICLE V

        REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY

     Each of Parent and Subsidiary represents and warrants to the Company as follows:

     Section 5.1 Organization. Each of Parent and Subsidiary is a
                 ------------
corporation duly organized, validly existing and in good standing under the laws of the state or province of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, materially and adversely affect Parent's and Subsidiary's ability to consummate the transactions contemplated hereby.

     Section 5.2 Authority Relative to this Agreement. Each of Parent
                 -----------------------------------
and Subsidiary has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Subsidiary and Parent and by the sole shareholder of Subsidiary, and no other corporate proceedings on the part of Parent or Subsidiary are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by each of Parent and Subsidiary and constitutes a legal, valid and binding agreement of each of Parent and Subsidiary, enforceable against each of Parent and Subsidiary in accordance with its terms except as such enforceability may be limited by equity principles and by bankruptcy laws and other similar laws affecting creditors' rights generally.

     Section 5.3 Non-Contravention; Required Filings and Consents. (a)
                 ------------------------------------------------
The execution, delivery and performance by Parent and Subsidiary of this Agreement and the consummation of the transactions contemplated hereby (including the Completion of the Acquisition) do not and shall not (i) contravene or conflict with the Certificate of Incorporation or By-Laws of Parent or the Articles of Association or Memorandum of Association of Subsidiary; (ii) assuming that all consents, authorizations and approvals contemplated by subsection (b) below have been obtained and all filings described therein have been made, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or Subsidiary or any of their respective properties; (iii) conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation, or loss of any benefit to which Parent or Subsidiary is entitled under any provision of any agreement, contract, license or other instrument binding upon Parent, Subsidiary or any of their respective properties, or allow the acceleration of the performance of, any obligation of Parent or Subsidiary under any indenture, mortgage, deed of trust, lease, license, contract, instrument or other agreement to which Parent or Subsidiary is a party or by which Parent or Subsidiary or any of their respective assets or properties is subject or bound; or (iv) result in the creation or imposition of any Lien on any asset of Parent or Subsidiary, except in the case of clauses (ii), (iii) and (iv) for any such contraventions, conflicts, violations, breaches, terminations, defaults, cancellations, losses, accelerations and Liens which, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of Parent and Subsidiary to consummate the Offer and the Completion of the Acquisition.

          (b) The execution, delivery and performance by Parent and Subsidiary of this Agreement and the consummation of the transactions contemplated hereby (including the Completion of the Acquisition) by Parent and Subsidiary require no action by or in respect of, or filing with, any governmental body, agency, official or authority (whether domestic, foreign or supranational) other than (i) the filing of a compulsory acquisition notice, in the case of the Compulsory Acquisition, or the filing of amalgamation documents with the British Columbia Registrar of Companies and the filing and approval of an application to the Supreme Court of British Columbia in the case of the Amalgamation in accordance with the BC Act and any other Canadian provinical authorities; (ii) compliance with any applicable requirements of the HSR Act; (iii) compliance with the Canadian Competition Act; (iv) compliance with the Investment Canada Act and any other Canadian provincial authorities; (v) compliance with any applicable requirements of any laws or regulations relating to the regulation of monopolies or competition in Germany and compliance with any applicable requirements of the United Kingdom Fair Trading Act,
(vi) compliance with any applicable requirements of the Exchange Act and state and provincial securities, takeover and Blue Sky laws; and
(vii) such actions or filings which, if not taken or made, would not, individually or in the aggregate, materially interfere with the consummation by Parent and Subsidiary of the transactions contemplated by this Agreement.

     Section 5.4 Offer Documents; Board Recommendation Statement;
                 ------------------------------------------------
Proxy Statement. Neither the Offer Documents, nor any of the
---------------
information provided by Parent or Subsidiary and/or by their auditors, legal counsel, financial advisors or other consultants or advisors specifically for use in the Board Recommendation Statement shall, on the respective dates on which the Offer Documents, the Board Recommendation Statement or any supplements or amendments thereto are filed with the SEC or the appropriate Canadian authorities or on the date first published, sent or given to the Company's shareholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, neither Parent nor Subsidiary makes any representation or warranty with respect to any information provided by the Company and/or by its auditors, legal counsel, financial advisors or other consultants or advisors specifically for use in the Offer Documents. None of the information provided by or prepared by Parent or Subsidiary and/or by their auditors, attorneys, financial advisors or other consultants or advisors specifically for use in the Proxy Statement shall, at the time filed with the SEC or any appropriate Canadian authority, at the time mailed to the Company's shareholders, at the time of the Shareholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents shall comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     Section 5.5 No Prior Activities. Since the date of its
                 -------------------
incorporation, neither Subsidiary nor Amalco has not engaged in any activities other than in connection with or as contemplated by this Agreement or in connection with arranging any financing required to consummate the transactions contemplated hereby.

     Section 5.6 Financing. Subsidiary has or shall have available to
                 ---------
it all funds necessary to satisfy its obligations hereunder, including, without limitation, the obligation to pay the Per Share Amount pursuant to the Offer and the Completion of the Acquisition and to pay all related fees and expenses in connection with the Offer and the Completion of the Acquisition.

     Section 5.7 No Share Ownership. Immediately prior to the
                 ------------------
execution of this Agreement, neither Parent nor Subsidiary is the beneficial or record owner of any Shares.


                              ARTICLE VI

                               COVENANTS

     Section 6.1 Conduct of Business of the Company. Except as
                 ----------------------------------
otherwise expressly provided in this Agreement, during the period from the date hereof to the time Subsidiary's designees are elected as directors of the Company pursuant to Section 1.3, the Company and its subsidiaries shall each conduct its operations in the ordinary course of business consistent with past practice, and the Company and its subsidiaries shall each use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither the Company nor any of its subsidiaries shall, without the prior written consent of Subsidiary, which consent shall not unreasonably be withheld or delayed:

          (a) amend or propose to amend its Articles of Association or Memorandum of Association or equivalent organizational documents, or increase or propose to increase the number of directors of the Company;

          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, stock appreciation rights), except (i) under the ESPP, (ii) the issuance of up to 16,816 Shares pursuant to the Company's bonus plan or (iii) as required by option agreements as in effect as of the date hereof, or amend any of the terms of any such securities or agreements outstanding as of the date hereof;

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire any of its securities or any securities of its subsidiaries;

          (d) (i) incur any indebtedness for borrowed money or issue any debt securities or, except in the ordinary course of business consistent with past practice, assume, guarantee or endorse the obligations of any other person (other than to wholly owned subsidiaries of the Company); (ii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of the Company); (iii) pledge or otherwise encumber shares of capital stock of the Company or any of its subsidiaries; or (iv) except in the ordinary course of business consistent with past practice, mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon other than Permitted Liens;

          (e) enter into, adopt or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, or (except, in the case of employees who are not officers or directors, for normal compensation increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company) increase in any manner the compensation or benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including, without limitation, the granting or repricing of stock options, restricted stock, stock appreciation rights or performance units);

          (f) acquire, sell, lease, encumber, transfer or dispose of any assets outside the ordinary course of business consistent with past practice or any assets which in the aggregate are material to the Company and its subsidiaries, taken as a whole, or enter into any contract, agreement, commitment or transaction outside the ordinary course of business consistent with past practice;

          (g) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

          (h) (i) acquire (by amalgamation, merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) authorize any new capital expenditure or expenditures which, individually, is in excess of U.S.$200,000 between the date hereof and March 31, 1998 and, thereafter, in excess of the amounts set forth in the monthly capital budgets to be prepared by the Company and approved by Parent in its reasonable discretion; (iii) settle any litigation; or (iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (i) make any material Tax election or settle or compromise any material Tax liability;

          (j) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms;

          (k) terminate, modify, amend or waive compliance with any material provision of, any of the Significant Agreements, or fail to take any action necessary to preserve the material benefits of any Significant Agreement to the Company or any of its subsidiaries;

          (l) enter into any agreement providing for the acceleration of payment or performance or other consequence as a result of a change in control of the Company;

          (m) enter into any agreement providing for any license (other than trademark or service mark licenses under supply or distribution contracts entered into in the ordinary course of business), sale, assignment or otherwise transfer any Intellectual Property or grant any covenant not to sue with respect to any of its Intellectual Property;

          (n) enter into any commitments to Professionals outside the ordinary course of business or in excess of the amounts permitted by
Section 4.8;

          (o) cancel or terminate any material insurance policies
(other than in connection with acquiring substantially equivalent replacement policies) or reduce the amount of coverage thereunder; or

          (p) take, or agree in writing or otherwise to take, any of the actions described above in Section 6.1.

     Section 6.2 Access to Information. (a) Subject to applicable law,
                 ---------------------
any third party confidentiality agreements and the agreements set forth in Section 6.2(b), between the date hereof and the Effective Time, the Company shall give each of Parent and Subsidiary and their counsel, financial advisors, auditors, and other authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, including its outside auditors, shall permit each of Parent and Subsidiary and their respective counsel, financial advisors, auditors and other authorized representatives to make such inspections as Parent or Subsidiary may reasonably require and shall cause the Company's officers or representatives and those of its subsidiaries to furnish promptly to Parent or Subsidiary or their representatives such financial and operating data and other information with respect to the business and properties of the Company and any of its subsidiaries as Parent or Subsidiary may from time to time request. No investigation pursuant to this Section 6.2 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereunder. Information to which the Company shall afford Parent access that pertains to the Company's leased properties includes copies of all of the leases as well as copies of all documents, reports, studies, inspections, surveys, title reports, building occupancy and zoning permits, easements, recorded instruments and other information in the Company's possession which pertain to utilities, infrastructure, zoning, environmental condition, the leases, and any other condition affecting the leased properties, and such copies are, to the knowledge of the Company, correct and complete.

          (b) Notwithstanding any provision of the Confidentiality Agreement dated February 22, 1998 between Parent and the Company, Parent and Subsidiary may (i) enter into this Agreement, (ii) acquire Shares pursuant to the Offer and the Completion of the Acquisition and
(iii) make such disclosures in connection with the Offer, the Offer Documents and the Proxy Statement as Parent and Subsidiary may determine in their reasonable discretion is required by applicable law.

     Section 6.3 Reasonable Best Efforts. Subject to the terms and
                 -----------------------
conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Parent, Subsidiary and the Company shall cooperate with one another (i) in the preparation and filing of the Offer Documents, the Board Recommendation Statement, the Proxy Statement and any required filings under the HSR Act and the other laws referred to in Sections 4.4(b) and 5.3(b); (ii) in determining whether action by or in respect of, or filing with, any governmental body, agency, official or authority (either domestic or foreign) is required, proper or advisable or any actions, consents, waivers or approvals are required to be obtained from parties to any contracts, in connection with the transactions contemplated by this Agreement; and (iii) in seeking timely to obtain any such actions, consents and waivers and to make any such filings.

     Section 6.4 Public Announcements. Parent and Subsidiary, on the
                 --------------------
one hand, and the Company, on the other hand, shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by applicable rules of any securities exchange or inter-dealer quotation system. The initial joint announcement of the transactions contemplated by this Agreement shall be in the form attached hereto as Annex B.

     Section 6.5 Indemnification. (a) For a period not less than six
                 ---------------
years from the Effective Time, Parent shall (i) indemnify and hold harmless the directors, officers, employees and agents of the Company (the "Indemnified Parties") from and against claims, losses or obligations arising out of events occurring prior to the Effective Time and relating to their service as a director, officer, employee or agent of the Company except to the extent an Indemnified Party has acted in bad faith or in a manner he did not reasonably believe to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful and (ii) cause the Company or Amalco, as the case may be, to maintain in effect the provisions in its Articles of Association and Memorandum of Association containing the provisions with respect to exculpation of director and officer liability and indemnification set forth in the Articles of Association and Memorandum of Association of the Company on the date of this Agreement to the fullest extent permitted under applicable law, which provisions shall not be amended, repealed or otherwise modified except as required by applicable law or except to make changes permitted by applicable law that would enlarge the exculpation or rights of indemnification thereunder. In the event of any claim made against an Indemnified Party covered by this Section 6.5(a), unless Parent, the Company or Amalco has elected to defend that claim, Parent, the Company or Amalco shall advance the reasonable fees and expenses of counsel selected by that Indemnified Party (which counsel shall be reasonably satisfactory to Parent and which counsel shall be the same for all Indemnified Parties unless a conflict of interest between them requires more than one counsel), upon receipt of a written undertaking by or on behalf of that Indemnified Party to repay such amounts if it shall ultimately be determined that Indemnified Party is not entitled to be indemnified under this Section 6.5(a). In the event of any claim made against an Indemnified Party covered by this Section 6.5(a), unless Parent, the Company or Amalco has elected to defend that claim, Parent, the Company or Amalco shall advance the reasonable fees and expenses of counsel selected by that Indemnified Party (which counsel shall be reasonably satisfactory to Parent and which counsel shall be the same for all Indemnified Parties unless a conflict of interest between them requires more than one counsel), upon receipt of a written undertaking by or on behalf of that Indemnified Party to repay such amounts if it shall ultimately be determined that Indemnified Party is not entitled to be indemnified under this Section 6.5(a).

          (b) Parent shall cause Amalco to maintain in effect for six years from the Effective Time, to the extent available, the coverage provided by the current directors' and officers' liability insurance policies maintained by the Company (provided that Amalco may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that nothing contained herein shall require Amalco to incur any annual premium in excess of 200% of the last annual aggregate premium paid prior to the date of this Agreement for all current directors' and officers' liability insurance policies maintained by the Company which the Company represents and warrants to be not in excess of U.S.$225,000 (the "Current Premium") as of the date hereof. If such premiums for such insurance would at any time exceed 200% of the Current Premium, then Amalco shall maintain policies of insurance which, in Amalco's good faith determination, provide the maximum coverage available at an annual premium equal to 200% of the Current Premium.

     Section 6.6 Notification of Certain Matters. The Company shall
                 -------------------------------
give prompt notice to Parent or Subsidiary, and Parent or Subsidiary shall give prompt notice to the Company, as the case may be, of (i) the occurrence, or non-occurrence, of any event the respective occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company, Parent or Subsidiary, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 6.7 Termination of Stock Plans.
                 --------------------------

          (a) The Board (or, if appropriate, any committee thereof) shall adopt such resolutions or take such other actions as are required (i) to suspend the ESPP and employee contributions thereto effective as of March 16, 1998, (ii) to terminate the ESPP as of the date that Shares are purchased in the Offer and (iii) to ratify, for purposes of Section 16(b) of the Exchange Act, the transactions under this clause (a). If the date of the consummation of the Offer occurs prior to the next Investment Date (as defined in the ESPP), then the ESPP will refund the payroll deductions made by the ESPP participants during the Offering Period (as defined in the ESPP) immediately preceding that Investment Date to the participants. If the date of the consummation of the Offer occurs on or after the Investment Date, then as the payroll deductions will be applied to make purchases of Shares as provided in the ESPP.

          (b) Prior to the consummation of the Offer, the Board (or, if appropriate, any committee thereof) shall adopt such resolutions or take such other actions as are required to ensure that, following the Effective Time, no participant in any stock, stock option, stock appreciation or other benefit plan of the Company or any of its subsidiaries shall have any right thereunder to acquire any capital stock of the Company or Amalco.

     Section 6.8 No Solicitation. (a) The Company will immediately
                 ---------------
cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any Acquisition Proposal (as defined below). The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent or any of its subsidiaries, (i) solicit, initiate, continue or encourage any inquiries, proposals or offers that constitute an inquiry, proposal or offer relating to an amalgamation, merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) solicit, initiate, continue or engage in negotiations or discussions concerning, or provide any non-public information or data to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal; provided, that nothing contained in this Section 6.8 shall prevent the Company from
(A) prior to the purchase by Subsidiary of Shares pursuant to the Offer, furnishing non-public information or data to, or entering into discussions or negotiations with, any person in connection with an unsolicited bona fide written Acquisition Proposal by such person or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders of the Company, if and only to the extent that (1) the Board determines in good faith, based upon the written advice of its independent financial advisors, that such Acquisition Proposal would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the transactions contemplated by this Agreement and the Board determines in good faith, based upon the written advice of independent legal counsel, that such action is required for the discharge of their fiduciary duties to shareholders under applicable law, (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person, the Company receives from such person an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement dated February 22, 1998 between Parent and the Company and (3) prior to furnishing such non-public information to such person, the Company delivers to Parent a copy of all such information concurrently with its delivery to the requesting party; or
(B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. If the Board determines in good faith that any Acquisition Proposal constitutes a Superior Proposal (as defined below), the Board shall promptly give written notice, specifying the identity of the other party and the structure and material terms of such Superior Proposal (a "Notice of Superior Proposal"), to Parent. The Board may (subject to the following sentences of this subsection and compliance with Section 8.1(e) and
Section 8.2(a)), to the extent the Board determines in good faith based upon written advice of independent legal counsel to be necessary in order to comply with their fiduciary duties under applicable law, approve or recommend any such Superior Proposal, approve or authorize the Company's entering into an agreement with respect to such Superior Proposal, approve or authorize the Company's entering into an agreement with respect to such Superior Proposal, approve the solicitation of additional takeover or other investment proposals or terminate this Agreement, in each case at any time after the fifth business day following delivery to Parent of the Notice of Superior Proposal. The Company may take any of the foregoing actions pursuant to the preceding sentence only if an Acquisition Proposal that was a Superior Proposal at the time of delivery of a Notice of Superior Proposal continues to be a Superior Proposal in light of any improved transaction proposed by Parent prior to the expiration of the five business day period specified in the preceding sentence. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal for an Acquisition Proposal that the Board determines in their good faith reasonable judgment based on the written advice of its financial advisors, to be made by a person with the financial ability to consummate such proposal and to provide greater aggregate value to the Company and/or the Company's shareholders than the transactions contemplated by this Agreement or otherwise proposed by Parent as contemplated above.

          (b) The Company shall notify Parent immediately (and in no event later than 24 hours) after receipt by the Company of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any person or entity that informs the Company that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contract.

     Section 6.9 Chiron License Agreement. Immediately following the
                 -----------------------
execution of this Agreement, the Company shall deliver the notice previously furnished to Parent to Chiron and Ortho pursuant to Clause 27 of the Agreement dated August 27, 1996 among Chiron Corporation, Johnson & Johnson/Ortho Diagnostics Systems, Inc. and the Company (the "Chiron/Ortho Agreement"). From and after the date hereof, the Company shall promptly notify Parent of and consult with Parent on all contacts or discussions with any other party to the Chiron/Ortho Agreement. Without the prior written consent, of Parent, the Company shall not amend, waive, modify, supplement or otherwise alter any provision of the Chiron/Ortho Agreement, nor shall the Company offer to enter into or enter into any contract, agreement, understanding or other arrangement with any person respecting the Chiron/Ortho Agreement or the subject matter thereof. Without the prior written consent of Parent under no circumstances shall the Company propose, negotiate or agree to any "fair value" as that term is described in Clause 27 of the Chiron/Ortho Agreement except, after consultation with Parent, as is otherwise specifically required to comply with the Chiron/Ortho Agreement or required by applicable law. The Company and its affiliates shall receive and retain respectively, in the Company and, as the case may be, its affiliates, any and all proceeds of any sale of the HCV immunoassay business for fair value pursuant to Clause 27 of the Chiron/Ortho Agreement. No exercise of the option contained in Clause 27 of the Chiron/Ortho Agreement or the sale of HCV immunoassay business resulting therefrom shall be deemed to be a breach of any representation, warranty or covenant contained in this Agreement, nor shall any such exercise be deemed to cause any condition contained in this Agreement or the Offer to be unsatisfied.

     Section 6.10 Litigation Between Parent and the Company.
                  -----------------------------------------
Immediately after the execution of this Agreement, the parties shall
(i) cease to actively prosecute the litigation between the Company and Parent, described under the heading "Abbott Litigation" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Abbott Litigation") and (ii) ask the court in the Abbott Litigation to stay that litigation. Promptly after the purchase by Subsidiary of Shares pursuant to the Offer, the Company and Parent shall take all steps necessary to dismiss with prejudice the Abbott Litigation.

     Section 6.11 Rights Plan. Unless this Agreement and the
                  -----------
Shareholder Agreements have terminated without the purchase or acquisition by Parent or one of its Subsidiaries of Shares pursuant to one or both of those agreements, the Company shall not amend or modify its Rights Plan in a manner that would in any way nullify or conflict with the Rights Plan Amendments and Determinations, and shall not adopt any new shareholder rights plan or agreement or similar agreement, plan or measure that would nullify or conflict with the Rights Plan Amendments and Determinations have an adverse effect on Parent, Subsidiary or any of their subsidiaries if Parent, Subsidiary or any of their subsidiaries purchase or acquire, or propose to purchase or acquire, any securities of the Company or enters into any agreement requiring or permitting the purchase or acquisition of any securities of the Company. Promptly after the date hereof, the Company shall deliver the certificate required by Section 5.5(d) of the Rights Plan respecting the Rights Plan Amendments and Determinations to the Rights Agent (as defined in the Rights Plan).

     Section 6.12 Post-Option Exercise. If this Agreement has been
                  --------------------
terminated and Parent or any of its subsidiaries have purchased any Shares pursuant to any Shareholder Agreement: (a) Parent and Subsidiary shall for six months following such purchase use reasonable best efforts to consummate the Amalgamation on essentially the same terms and conditions provided herein, except that the conditions to Closing in Sections 7.1(d), 7.2 and 7.3 shall be deemed to be waived; and (b) if, despite the transaction contemplated by (a) above, the Amalgamation is not effected, Parent agrees that it and its affiliates shall not, for three (3) years following the purchase of Shares pursuant to any Shareholder Agreement, acquire Beneficial Ownership of any Shares at less than the Per Share Amount (as adjusted for stock splits and similar events); provided, however, that the restrictions of this Section 6.12(b) shall not apply to the acquisition of less than two percent of the outstanding Shares by pension plans or similar fiduciary entities of Parent.


                              ARTICLE VII

            CONDITIONS TO THE COMPLETION OF THE ACQUISITION

     Section 7.1 Conditions to Each Party's Obligation to Effect the
                 ---------------------------------------------------
Completion of the Acquisition. The respective obligations of each
-----------------------------
party hereto to effect the Completion of the Acquisition is subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) if required by applicable law, the Amalgamation shall have been approved by the affirmative vote of the shareholders of the Company by the requisite vote in accordance with applicable law and any court approval required for the Amalgamation shall have been obtained;

          (b) there shall not be in effect any order, decree or ruling or other action restraining, enjoining or otherwise prohibiting the Completion of the Acquisition, which order, decree, ruling or action shall have been issued or taken by any court of competent jurisdiction or other governmental body located or having jurisdiction within the United States, Canada, Germany, the United Kingdom, the European Union or any other country or economic region in which the Company or any of its subsidiaries or Parent or any of its affiliates, directly or indirectly, has material assets or operations;

          (c) (i) any waiting period applicable to the Completion of the Acquisition under the HSR Act, the Canadian Competition Act or the Investment Canada Act or any applicable requirements of any laws or regulations relating to the regulation of monopolies or competition in Germany shall have terminated or expired and (ii) the Office of Fair Trading has indicated, in terms satisfactory to the Parent and Subsidiary, that it is not the intention of the Secretary of State for Trade and Industry to refer the proposed acquisition of the Company, or any matter arising therefrom which directly affects the Parent, Subsidiary or the Company, to the Monopolies and Mergers Commission and;

          (d) Subsidiary shall have purchased Shares pursuant to the Offer.

     Section 7.2 Conditions to the Obligation of Parent and Subsidiary
                 -----------------------------------------------------
to Effect the Completion of the Acquisition. The obligations of Parent
-------------------------------------------
and Subsidiary to effect the Completion of the Acquisition are subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following further conditions:

          (a) The Company shall have performed in all material respects its covenants, agreements and obligations in Articles I, II and III up to the Effective Time; and

          (b) Unless Subsidiary shall have purchased Shares pursuant to the Offer and except as otherwise contemplated by this Agreement, the representations and warranties of the Company contained in this Agreement which are qualified as to materiality shall be true and correct and those which are not so qualified shall be true and correct in all material respects, in each case, as of the date when made and at and as of the Closing as though newly made at and as of that time.

     Section 7.3 Conditions to the Obligation of the Company to Effect
                 -----------------------------------------------------
the Completion of the Acquisition. The obligations of the Company to
---------------------------------
effect the Completion of the Acquisition are subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following further condition:

          (a) Parent and Subsidiary shall have performed in all material respects their respective covenants, agreements and obligations under Articles I, II and III up to the Effective Time.


                             ARTICLE VIII

               TERMINATION; EXPENSES; AMENDMENT; WAIVER

     Section 8.1 Termination. This Agreement may be terminated and the
                 -----------
Offer and the Completion of the Acquisition may be abandoned, notwithstanding approval thereof by the shareholders of the Company:

          (a) at any time prior to the Consummation of the Offer by mutual written consent of Parent, Subsidiary and the Company;

          (b) at any time prior to the Effective Time by Parent or the Company if any court of competent jurisdiction or other governmental body located or having jurisdiction within or over the United States, Canada, the European Union, Germany, the United Kingdom or any other country or economic region in which the Company or any of its subsidiaries or Parent or any of its affiliates, directly or indirectly, has material assets or operations, shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Offer or the Completion of the Acquisition and such order, decree, ruling or other action shall have become final and nonappealable;

          (c) by Parent or the Company at any time on or after August 31, 1998 if Subsidiary shall not have purchased any Shares pursuant to the Offer; provided, that the right to terminate this Agreement under the foregoing shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause or resulted in such failure to purchase;

          (d) by Parent prior to the purchase by Subsidiary of Shares pursuant to the Offer, if (i) there shall have been a breach of any representation or warranty of the Company contained herein which would reasonably be expected to materially and adversely affect the expected benefits for Parent of the transactions contemplated hereunder or prevent the consummation of the Offer or the Completion of the Acquisition or (ii) there shall have been a breach of any covenant or agreement of the Company contained herein which would reasonably be expected to materially and adversely affect the expected benefits for Parent of the transactions contemplated hereunder or prevent the consummation of the Offer or the Completion of the Acquisition and which, in the case of either (i) or (ii) above, if curable, shall not have been cured prior to ten business days following notice of such breach;

          (e) prior to the purchase of Shares pursuant to the Offer and no earlier than five business days after the receipt by Parent of a Notice of Superior Proposal, if the Superior Proposal described in such Notice of Superior Proposal continues to be a Superior Proposal in light of any transaction proposed by Parent prior to the expiration of the fifth business day after the receipt by Parent of such Notice of Superior Proposal, by the Company if the Company's directors determine in good faith, based upon the written advice of its independent financial advisors, that such Acquisition Proposal would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the transactions contemplated by this Agreement and the Company's directors determine in good faith, based upon the written advice of independent legal counsel, that such action is required for the discharge of their fiduciary duties to shareholders under applicable law;

          (f) at any time prior to the Consummation of the Offer by Parent if the Board shall have withdrawn or modified in a manner adverse to Parent or Subsidiary its approval of the Offer, this Agreement, the Completion of the Acquisition, its recommendation that the Company's shareholders accept the Offer or the Company shall have entered into an agreement providing for an Acquisition Proposal or the Board shall have resolved to do any of the foregoing; or

          (g) by the Company prior to the purchase by Subsidiary of Shares pursuant to the Offer, if (i) there shall have been a breach of any representation or warranty of Parent or Subsidiary contained herein which would reasonably be expected to materially and adversely affect the expected benefits for the Company's shareholders of the transactions contemplated hereunder or prevent the consummation of the Offer or the Completion of the Acquisition or (ii) there shall have been a breach of any covenant or agreement of Parent or Subsidiary contained herein which would reasonably be expected to materially and adversely affect the expected benefits for the Company's shareholders of the transactions contemplated hereunder or prevent the consummation of the Offer or the Completion of the Acquisition and which, in the case of either (i) and (ii) above, if curable, shall not have been cured prior to ten business days following notice of such breach.

     Section 8.2 Effect of Termination. (a) If this Agreement is terminated pursuant to (i) Section 8.1(c) due to a failure to satisfy the Minimum Condition at any time after any person has made an Acquisition Proposal and, within twelve months of the date of such termination, the Company enters into a definitive agreement relating to an Acquisition Proposal at a price per Share that exceeds the Per Share Amount with any person, (ii) Section 8.1(d), (iii) Section 8.1(e) or (iv) Section 8.1(f), the Company shall pay Parent a non-refundable fee ofU.S.$10 million plus expenses of U.S.$2 million (except for a termination under Section 8.1(d), in which case only expenses of U.S.$2 million shall be payable) U.S.$10 million plus expenses of U.S.$2 million (except for a termination under Section 8.1(d), in which case only expenses of U.S.$2 million shall be payable), which amounts shall be payable, in the case of Section 8.2(a)(i) above, by wire transfer of same day funds within two business days after the date the Company enters into any such definitive agreement and, in the case of Sections 8.2(a)(ii), 8.2(a)(iii) or 8.2(a)(iv) above, by wire transfer of same day funds within two business days after this Agreement is so terminated. In the event of the circumstances described in this Section 8.2(a) and upon the timely payment of such non-refundable fee and/or expenses, such non-refundable fee and/or expenses shall be Parent's and Subsidiary's sole and exclusive remedy for any breach of any representation, warranty or covenant hereunder by the Company.

          (b) In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect, other than provisions of this Section 8.2 and
Section 8.3 (and, only if Parent or any of its subsidiaries have purchased Shares pursuant to the Shareholder Agreements, the representations and warranties about the Rights Plan Amendments and Determinations in Section 1.2 and the provisions of Section 6.11 and 6.12), which shall survive the termination of this Agreement; provided, however, that no termination of this Agreement and nothing contained in this Section 8.2(b) shall relieve any party from liability for any breach of this Agreement.

     Section 8.3 Fees and Expenses. Subject to Section 8.2(a) above,
                 -----------------
each party shall bear its own expenses and costs in connection with this Agreement and the transactions contemplated hereby.

     Section 8.4 Amendment. Subject to Section 1.3(c), this Agreement
                 ---------
may be amended by action taken by the Company, Parent and Subsidiary at any time before or after adoption of the Amalgamation by the shareholders of the Company (if required by applicable law) but, after any such approval, no amendment shall be made which decreases the Per Share Price or changes the form thereof or which adversely affects the rights of the Company's shareholders hereunder without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.5 Extension; Waiver. Subject to Section 1.3(c), at any
                 -----------------
time prior to the Effective Time, the Company, on the one hand, and Parent and Subsidiary, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                              ARTICLE IX

                             MISCELLANEOUS

     Section 9.1 Nonsurvival of Representations and Warranties. The
                 ---------------------------------------------
representations and warranties made herein shall not survive beyond the consummation of the Offer. The covenants and agreements herein shall survive in accordance with their respective terms, including, but not limited to Section 6.5.

     Section 9.2 Entire Agreement; Assignment. This Agreement, the
                 ----------------------------
Shareholder Agreements and the Confidentiality Agreement between Parent and the Company dated February 22, 1998 (i) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (ii) shall not be assigned by operation of law or otherwise; provided that Subsidiary may assign its rights and obligations in whole or in part to Parent or any subsidiary of Parent with prior written notice to the Company, but no such assignment shall relieve Subsidiary of its obligations hereunder if such assignee does not perform such obligations.

     Section 9.3 Notices. All notices, requests, claims, demands and
                 -------
other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

      if to Parent or Subsidiary:

            Abbott Laboratories
            100 Abbott Park Road
            Abbott Park, Illinois 60064-3500
            Attn: President Diagnostics Division
      with copies to:

            Abbott Laboratories
            100 Abbott Park Road
            Abbott Park, Illinois 60064-3500
            Attn: Divisional Vice President,
                  Domestic Legal Operations (D-322)


      if to the Company:

            International Murex Technologies Corporation
            2255 B. Queen Street, East, Suite 828
            Toronto, ON M4E 1G3
            Attn: President

      with a copy to:

            Reid & Priest LLP
            40 West 57th Street
            New York, NY 10019-4097
            Attention: Bruce Rich

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

     Section 9.4 Governing Law. This Agreement shall be governed by
                 -------------
and construed in accordance with the laws of the state of Illinois, without regard to the principles of conflict of laws thereof.

     Section 9.5 Parties in Interest. Except for Section 6.5, which
                 -------------------
shall inure to the benefit of the persons identified therein, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 9.6 Specific Performance. The parties hereto agree that
                 --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     Section 9.7 Severability. The provisions of this Agreement shall
                 ------------
be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     Section 9.8 Descriptive Headings. The descriptive headings herein
                 --------------------
are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 9.9 Certain Definitions. For purposes of this Agreement,
                 -------------------
the term:

     "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

     "Amalco" means the corporation that is a wholly-owned indirect or direct subsidiary of Parent and continuing as a result of the Amalgamation.

     "associate" of a person means a corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities or any person who is a director or officer of such person or any of its parents or subsidiaries;

     "Beneficial Ownership" has the meaning set forth in Rule 13d-3 under the Exchange Act, excluding for these purposes the 60-day exercise and/or conversion limitation therein.

     "BC Act" means the Company Act (British Columbia), RSBC 1996, c.
62.

     "business day" shall mean any day other than a Saturday, Sunday or U.S. (or, if applicable under the context, Canadian) federal holiday.

     "Cleanup" means all actions required to: (1) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or
(4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

     "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

     "Effective Time" means (i) in the case of the Compulsory
Acquisition, such time as all outstanding Shares are owned, directly or indirectly, by Parent or Subsidiary, and (ii) in the case of the Amalgamation, the time at which a certificate of amalgamation is issued by the British Columbia Registrar of Companies.

     "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release into the indoor or outdoor environment, of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

     "ESPP" means the International Murex Technologies Corporation Amended and Restated Employee Stock Purchase Plan.

     "Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, or defined as such by, or regulated as such under, and Environmental Law, or which otherwise may be the basis for any federal, state, local or foreign government requiring cleanup, removal, treatment or remediation.

     "generally accepted accounting principles" shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case applied on a basis consistent with the manner in which the audited financial statements for the fiscal year of the Company ended December 31, 1997 were prepared;

     "knowledge" means actual knowledge of an executive officer of the Company after reasonable inquiry;

     "Legal Requirement" means any statute, treaty ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Entity, as well as any judicial decisions applying common law or interpreting any other Legal Requirement and/or any agreement entered into with a Governmental Entity in resolution of a dispute or otherwise.

     "Permitted Liens" means (i) Liens specifically disclosed in the SEC Reports filed prior to the date hereof, (ii) Liens for Taxes, assessments and other governmental charges not yet due and payable,
(iii) immaterial mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like Liens arising or incurred in the ordinary course of business, (iv) easements, quasi- easements, licenses, covenants, rights-of-way, and other similar restrictions, in each case, which are a matter of public record, (v) any conditions that would be apparent during a physical inspection, (vi) zoning, building and other similar restrictions and (vii) other Liens which, individually or in the aggregate, would not and would not reasonably be expected to have a Material Adverse Effect.

     "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

     "Proxy Statement" means the proxy or information statement or similar materials distributed to the Company's shareholders in connection with the Amalgamation, including any amendments or supplements thereto.

     "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and land surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

     "Rights Plan" means the Shareholder Protection Rights Agreement dated August 31, 1995 between the Company and The Bank of New York.

     "Shareholder Agreements" mean the letter agreements dated as of the date hereof among Parent and Edward J. DeBartolo, Jr., The Estate of Edward J. DeBartolo, University of Notre Dame, Robert Cusick and Michael Warren.

     "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity. For the purposes hereof, wholly-owned subsidiaries shall include subsidiaries of a person the only shares not owned by such person are statutory qualifying shares.

     Section 9.10 Counterparts. This Agreement may be executed in two
                  ------------
or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

                                     INTERNATIONAL MUREX TECHNOLOGIES
                                     CORPORATION


                                     By:/s/ F. Michael P. Warren
                                        _____________________________
                                         Name: F. Michael P. Warren
                                         Title: Chairman


                                     By:/s/ C. Robert Cusick
                                        _____________________________
                                          Name: C. Robert Cusick
                                          Title: President

                                     ABBOTT LABORATORIES


                                     By:/s/ Miles D. White
                                        ____________________________
                                          Name: Miles D. White
                                          Title: Executive Vice President

                                     AAC ACQUISITION LTD.


                                     By:/s/ Thomas D. Brown
                                        _____________________________
                                          Name: Thomas D. Brown
                                          Title: Vice President

                                                                       ANNEX A


                           OFFER CONDITIONS

     The capitalized terms used in this Annex A have the meanings set forth in the attached Agreement, except that the term "Acquisition Agreement" shall be deemed to refer to the attached Agreement and the term "Commission" shall be deemed to refer to the SEC.

     Notwithstanding any other provision of the Offer, Subsidiary shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including without limitation, Rule 14e-1(c) under the Exchange Act (relating to Subsidiary's obligation to pay for or return Shares promptly after termination or withdrawal of the Offer), pay for any Shares tendered pursuant to the Offer, and may postpone the acceptance for payment or, subject to the restriction referred to above, payment for any Shares tendered pursuant to the Offer, and may terminate or amend the Offer and not accept for payment any Shares, if (i) the Minimum Condition shall not have been satisfied, (ii) any applicable waiting period under the HSR Act, the Canadian Competition Act, the Investment Canada Act, any applicable requirements of any laws or regulations relating to the regulation of monopolies or competition in Germany or any applicable requirements of the United Kingdom Fair Trading Act shall not have expired or been terminated, (iii) any other material applicable approval, permit, authorization, consent or waiting period of any domestic, foreign or supranational governmental, administrative or regulatory agency located or having jurisdiction within the United States or any other country or economic region in which the Company or any of its subsidiaries or Parent or any of its subsidiaries, directly or indirectly, has material assets or operations, shall not have been obtained or satisfied on terms satisfactory to Parent in its reasonable discretion; provided, that prior to August 31, 1998, Subsidiary shall not terminate the Offer by reason of the nonsatisfaction of any of the conditions set forth in clauses (ii) or
(iii) above or in paragraphs (a) or (b) below if such nonsatisfaction is curable and shall extend the Offer (it being understood that this proviso shall not prohibit Subsidiary from terminating the Offer or failing to extend the Offer by reason of the nonsatisfaction of any other condition of the Offer), or (iv) at any time on or after March 20, 1998 and prior to the acceptance for payment of Shares, any of the following conditions occurs or has occurred or Subsidiary makes a good faith determination that any of the following conditions has occurred:

          (a) there shall have been any action or proceeding brought by any governmental authority before any court, or any order or preliminary or permanent injunction entered in any action or proceeding before any court or governmental, administrative or regulatory authority or agency, located or having jurisdiction within the United States or any other country or economic region in which the Company or any of its subsidiaries or Parent or any of its subsidiaries, directly or indirectly, has material assets or operations, or any other action taken, proposed or threatened, or statute, rule, regulation, legislation, interpretation, judgment or order proposed, sought, enacted, entered, enforced, promulgated, amended, issued or deemed applicable to Subsidiary, the Company or any subsidiary or affiliate of Subsidiary or the Company or the Offer, the Completion of the Acquisition or the transactions contemplated by the Acquisition Agreement, by any legislative body, court, government or governmental, administrative or regulatory authority or agency located or having jurisdiction within the United States or any other country or economic region in which the Company or any of its subsidiaries or Parent or any of its subsidiaries, directly or indirectly, has material assets or operations, which could reasonably be expected to have a Material Adverse Effect or to have the effect of: (i) making illegal, or otherwise directly or indirectly restraining or prohibiting the making of the Offer, the acceptance for payment of, payment for, or ownership, directly or indirectly, of some of or all the Shares by Parent or Subsidiary, the consummation of any of the transactions contemplated by the Acquisition Agreement or materially delaying the Completion of the Acquisition; (ii) prohibiting or materially limiting the ownership or operation by the Company or any of its subsidiaries, or by Parent or any of its subsidiaries, of all or any material portion of the business or assets of the Company or any of its subsidiaries or Parent or any of its subsidiaries, or compelling Subsidiary, Parent or any of Parent's subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company or any of its subsidiaries or Parent or any of its subsidiaries, as a result of the transactions contemplated by the Acquisition Agreement; (iii) imposing or confirming limitations on the ability of Subsidiary, Parent or any of Parent's subsidiaries effectively to acquire or hold or to exercise full rights of ownership of Shares, including, without limitation, the right to vote any Shares on all matters properly presented to the shareholders of the Company, including, without limitation, the adoption and approval of the Acquisition Agreement and the Completion of the Acquisition or the right to vote any shares of capital stock of any subsidiary of the Company; or (iv) requiring divestiture by Parent or Subsidiary, directly or indirectly, of any Shares; or

          (b) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any securities exchange or in the over-the-counter market in the United States, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory),
(iii) any limitation (whether or not mandatory), by any United States governmental authority or agency on the extension of credit by banks or other financial institutions, or (iv) in the case of any of the situations described in clauses (i) through (iii) inclusive, existing as of the date of the Acquisition Agreement or at the date of the commencement of the Offer, a material acceleration or worsening thereof; or

          (c) there shall have occurred or be occurring, or Subsidiary shall have become aware of any event or condition that would reasonably be expected to have a Material Adverse Effect; or

          (d) the Company shall have breached or failed to perform in any material respect any of its covenants or agreements under the Acquisition Agreement and, if curable, shall have failed to cure such breach within ten business days of receipt of notice of such breach or failure to perform; or

          (e) any of the representations and warranties of the Company set forth in the Acquisition Agreement that are qualified as to materiality shall not be true and correct or any of the representations and warranties of the Company set forth in the Acquisition Agreement that are not so qualified shall not be true and correct in any material respect, in each case as if such representations and warranties were made at the time of such determination (or, in the case of any representation and warranty made as of a specified date, as of such date) and if curable, shall have failed to cure such failure to be true and correct within ten business days of receipt of notice of such failure to be true and correct; or

          (f) the Acquisition Agreement shall have been terminated in accordance with its terms; or

          (g) the Board shall have withdrawn or modified in a manner adverse to Subsidiary its approval or recommendation of the Offer, the Acquisition Agreement or the Consummation of the Acquisition or shall have recommended, or the Company shall have entered into an agreement providing for, a Superior Proposal, or the Board shall have resolved to do any of the foregoing; or

          (h) the Company shall have failed to adopt the Rights Plan Amendment and Determinations or shall have failed to comply with
Section 6.11 of the Agreement;

which, in the reasonable judgment of Subsidiary in any such case, and regardless of the circumstances (including any action or omission by Subsidiary) giving rise to any such condition makes it inadvisable to proceed with such acceptance for payment or payments of Shares.

          The foregoing conditions are for the sole benefit of Subsidiary and may be asserted by Subsidiary regardless of the circumstances giving rise to any such condition or may be waived by Subsidiary in whole or in part at any time or from time to time in its sole discretion. The failure by Subsidiary at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time or from time to time.




                                  iii